                                                                   Exhibit 20.1
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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                  by and among

                   FOREST CITY RENTAL PROPERTIES CORPORATION

                                  as Borrower

                                      and

                          VARIOUS LENDING INSTITUTIONS

                                    as Banks

                                      and

                          KEYBANK NATIONAL ASSOCIATION

                     as Administrative Agent for the Banks

                                      and

                               NATIONAL CITY BANK

                       as Syndication Agent for the Banks

                           Dated as of June 25, 1999
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

Article                                                                  Page
-------                                                                  ----

I        DEFINITIONS .......................................................2

II       TERM LOANS .......................................................10
         2.01(a). [Reserved] ..............................................10
         2.01(b). [Reserved] ..............................................10
         2.02(a). TERM LOANS ON CONVERSION OF REVOLVING LOANS .............10
         2.02(b). REPAYMENT OF TERM LOANS .................................11
         2.03.    TERM NOTES ..............................................11

III      REVOLVING LOANS ..................................................11
         3.01.    AMOUNT OF THE REVOLVING LOAN FACILITY ...................11
         3.02.    REVOLVING LOAN COMMITMENTS ..............................11
         3.03.    REVOLVING LOANS .........................................12
         3.04.    PURPOSE OF THE REVOLVING LOANS ..........................13
         3.05.    REVOLVING LOAN NOTES ....................................13
         3.06.    LETTERS OF CREDIT .......................................13
         3.07.    REPAYMENT OF THE REVOLVING LOAN NOTES ...................15
         3.08.    INTEREST ON THE REVOLVING LOANS .........................15
         3.09.    EXTENSIONS OF THE REVOLVING LOANS .......................15

IV       INTEREST ON THE TERM LOANS AND THE REVOLVING LOANS ...............15
         4.01(a). INTEREST OPTIONS  .......................................15
         4.01(b). LIBOR RATE OPTION .......................................15
         4.01(c). PRIME RATE OPTION .......................................16
         4.01(d). INDICATED SPREAD  .......................................16
         4.02.    INTEREST PERIODS  .......................................16
         4.03.    INTEREST PAYMENT DATES  .................................17
         4.04.    INTEREST CALCULATIONS   .................................17
         4.05.    POST-DEFAULT RATE .......................................17
         4.06.    RESERVES OR DEPOSIT REQUIREMENTS, ETC ...................17
         4.07.    TAX LAW, ETC  ...........................................18
         4.08.    INDEMNITY ...............................................19
         4.09.    EURODOLLAR DEPOSITS UNAVAILABLE OR
                  INTEREST RATE UNASCERTAINABLE ...........................19
         4.10.    CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL ...........19
         4.11.    FUNDING .................................................20

V        AGREEMENTS AND CONDITIONS APPLICABLE TO ALL LOANS ................20
         5.01     NOTICE OF BORROWING .....................................20

Article                                                                  Page
-------                                                                  ----
         5.02     DISBURSEMENT OF FUNDS ...................................20
         5.03.    CONDITIONS TO LOANS .....................................21
         5.04.    PAYMENT ON NOTES, ETC ...................................22
         5.05.    PREPAYMENT ..............................................22
         5.06.    UNUSED COMMITMENT FEES ..................................23

VI       CONDITIONS PRECEDENT .............................................24
         6.01.    CORPORATE AND LOAN DOCUMENTS ............................24
         6.02.    OPINION OF COUNSEL FOR PARENT ...........................25
         6.03.    COMMITMENT FEE ..........................................25
         6.04.    JUDGMENT, ORDERS ........................................25
         6.05.    LITIGATION  .............................................25
         6.06.    NOTICE OF BORROWING .....................................25
         6.07.    OPINION OF COUNSEL FOR BORROWER .........................26
         6.08.    PAYMENT OF FEES .........................................26
         6.09     ADVERSE CHANGE, ETC .....................................26

VII      AFFIRMATIVE COVENANTS ............................................26
         7.01.    PAYMENT OF AMOUNTS DUE ..................................26
         7.02.    EXISTENCE, BUSINESS, ETC ................................26
         7.03.    MAINTENANCE OF PROPERTIES ...............................26
         7.04.    PAYMENT OF TAXES, ETC ...................................27
         7.05.    FINANCIAL STATEMENTS ....................................27
         7.06.    INSPECTION ..............................................28
         7.07.    ENVIRONMENTAL COMPLIANCE ................................28
         7.08.    ERISA ...................................................29
         7.09.    INSURANCE ...............................................30
         7.10.    MONEY OBLIGATIONS .......................................30
         7.11.    RECORDS .................................................30
         7.12.    FRANCHISES ..............................................31
         7.13.    NOTICE ..................................................31
         7.14.    POST CLOSING ITEMS ......................................31
         7.15.    FURTHER ASSURANCES ......................................31
         7.16.    NOTICE OF DEFAULT OR LITIGATION. ........................32
         7.17.    USE OF PROCEEDS .........................................32
         7.18.    USE OF PROCEEDS OF THE SENIOR NOTES .....................32
         7.19.    YEAR 2000 COMPLIANCE EFFORTS ............................32

VIII     NEGATIVE COVENANTS ...............................................32
         8.01.    PLAN ....................................................32
         8.02.    COMBINATIONS ............................................32
         8.03.    BULK TRANSFERS ..........................................33
         8.04.    BORROWINGS ..............................................33

Article                                                                  Page
-------                                                                  ----
         8.05.    LIENS ...................................................34
         8.06.    LOANS ...................................................35
         8.07.    GUARANTEES ..............................................35
         8.08.    AMENDMENT OF ARTICLES OF INCORPORATION
                  AND/OR REGULATIONS ......................................36
         8.09.    FISCAL YEAR .............................................36
         8.10.    REGULATION U ............................................36
         8.11.    NO PLEDGE ...............................................36
         8.12.    TRANSACTIONS WITH AFFILIATES ............................36
         8.13.    DEBT SERVICE COVERAGE RATIO .............................37
         8.14(a)  RESTRICTIONS ON DISTRIBUTIONS DURINGAN
                  EVENT OF DEFAULT OTHER THAN A PAYMENT DEFAULT ...........37
         8.14(b)  RESTRICTIONS ON DISTRIBUTION DURING A PAYMENT DEFAULT ...37
         8.15.    CROSS COLLATERALIZATION AND CROSS DEFAULTS ..............37
         8.16.    SENIOR NOTES ............................................38

IX       REPRESENTATIONS AND WARRANTIES ...................................38
         9.01.    EXISTENCE ...............................................38
         9.02.    RIGHT TO ACT ............................................39
         9.03.    BINDING EFFECT ..........................................39
         9.04.    LITIGATION ..............................................39
         9.05.    EMPLOYEE RETIREMENT INCOME SECURITY ACT .................39
         9.06.    ENVIRONMENTAL COMPLIANCE ................................40
         9.07.    SOLVENCY ................................................40
         9.08.    FINANCIAL STATEMENTS ....................................40
         9.09.    DEFAULTS ................................................41
         9.10.    OPERATIONS ..............................................41
         9.11.    TITLE TO PROPERTIES; PATENTS, TRADE MARKS, ETC ..........41
         9.12.    COMPLIANCE WITH OTHER INSTRUMENTS .......................41
         9.13.    MATERIAL RESTRICTIONS ...................................41
         9.14.    CORRECTNESS OF DATA FURNISHED ...........................41
         9.15.    TAXES ...................................................42
         9.16.    COMPLIANCE WITH LAWS ....................................42
         9.17.    REGULATION U, ETC .......................................42
         9.18.    HOLDING COMPANY ACT .....................................43
         9.19.    SECURITIES ACT, ETC .....................................43
         9.20.    INVESTMENT COMPANY ACT ..................................43
         9.21.    INDEBTEDNESS OF SUBSIDIARIES ............................43
         9.22.    GUARANTEES ..............................................43
         9.23.    FUNDED INDEBTEDNESS .....................................43
         9.24.    YEAR 2000 COMPLIANCE ....................................43

Article                                                                  Page
-------                                                                  ----
X        EVENTS OF DEFAULT ................................................43
         10.01.   PAYMENTS ................................................44
         10.02.   COVENANTS ...............................................44
         10.03.   REPRESENTATIONS AND WARRANTIES ..........................44
         10.04.   CROSS DEFAULT ...........................................44
         10.05.   TERMINATION OF PLAN .....................................45
         10.06.   DOMESTIC SUBSIDIARY SOLVENCY ............................45
         10.07.   BORROWER'S SOLVENCY .....................................45
         10.08.   CHANGE OF OWNERSHIP .....................................46
         10.09.   JUDGMENTS ...............................................46
         10.10.   DEFAULT UNDER GUARANTY OR SENIOR NOTES ..................46
         10.11.   DEFAULT UNDER SUBORDINATION AGREEMENT ...................46

XI       REMEDIES UPON DEFAULT ............................................46
         11.01.   OPTIONAL DEFAULTS .......................................47
         11.02.   AUTOMATIC DEFAULTS ......................................47
         11.03.   REMEDIES RELATING TO LETTERS OF CREDIT ..................47
         11.04.   OFFSETS .................................................47
         11.05.   REMEDIES WITH RESPECT TO GUARANTY DEFAULT ...............48
         11.06.   APPLICATION OF PAYMENTS .................................48

XII      THE AGENT ........................................................48
         12.01.   APPOINTMENT AND AUTHORIZATION ...........................48
         12.02.   DELEGATION OF DUTIES ....................................49
         12.03.   EXCULPATORY PROVISIONS ..................................49
         12.04.   RELIANCE BY AGENT .......................................49
         12.05.   RESIGNATION OR REMOVAL OF THE AGENT; SUCCESSOR AGENT ....50
         12.06.   NOTE HOLDERS ............................................50
         12.07.   CONSULTATION WITH COUNSEL ...............................50
         12.08.   DOCUMENTS ...............................................51
         12.09.   AGENT AND AFFILIATES ....................................51
         12.10.   KNOWLEDGE OF DEFAULT ....................................51
         12.11.   INDEMNIFICATION .........................................51
         12.12.   EQUALIZATION PROVISION ..................................52

XIII     MISCELLANEOUS ....................................................52
         13.01.   NO WAIVER; CUMULATIVE REMEDIES ..........................52
         13.02.   AMENDMENTS, CONSENTS ....................................53
         13.03.   NOTICES .................................................53

Article                                                                  Page
-------                                                                  ----
         13.04.   COSTS, EXPENSES AND TAXES ...............................54
         13.05.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES ..............54
         13.06.   OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS ...........54
         13.07.   EXECUTION IN COUNTERPARTS ...............................54
         13.08.   BINDING EFFECT; ASSIGNMENT ..............................55
         13.09.   GOVERNING LAW  ..........................................56
         13.10.   SEVERABILITY OF PROVISIONS; CAPTIONS ....................56
         13.11.   PURPOSE .................................................56
         13.12.   CONSENT TO JURISDICTION .................................56
         13.13.   ENTIRE AGREEMENT ........................................56
         13.14.   JURY TRIAL WAIVER .......................................57
         13.15.   SURVIVAL ................................................57
         13.16.   INDEPENDENCE OF COVENANTS ...............................57

A        BANKS AND COMMITMENT
B        FORM OF GUARANTY
C        FORM OF TERM NOTE
D        FORM OF REVOLVING LOAN NOTE
E        FORM OF LETTER OF CREDIT REQUEST
F        FORM OF NOTICE OF BORROWING
G        SENIOR NOTES


SCHEDULES
---------
3.03     AUTHORIZED FISCAL OFFICERS
3.06     OUTSTANDING LETTERS OF CREDIT
7.05     FORM COVENANT COMPLIANCE WORKSHEET
7.14     POST-CLOSING ITEMS
8.15     PERMITTED INDEBTEDNESS
9.00     EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
9.16     COMPLIANCE WITH LAWS
9.22     OUTSTANDING GUARANTEES
9.23     OUTSTANDING INDEBTEDNESS

                      A M E N D E D   A N D   R E S T A T E D
                         C R E D I T   A G R E E M E N T


     Amended and Restated Credit Agreement, effective as of June 25, 1999, between FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (hereinafter sometimes called the "Borrower"), the banking institutions named in Exhibit A attached hereto and made a part hereof (hereinafter sometimes collectively called the "Banks" and individually "Bank"), KEYBANK NATIONAL
ASSOCIATION, Cleveland, Ohio, as Administrative Agent for the Banks under this Amended Credit Agreement (the "Agent") and NATIONAL CITY BANK, Cleveland, Ohio as Syndication Agent for the Banks under this Amended Credit Agreement (the "Syndication Agent").


                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Banks, other than U.S. Bank National Association (the "Original Banks"), and the Agents have previously entered into a certain Credit Agreement dated as of December 10, 1997, (the "Original Credit Agreement") and the Borrower, the Banks and the Agents have also previously entered into a First Amendment to Credit Agreement dated as of January 20, 1998 (the "First Amendment"), a Second Amendment to Credit Agreement dated as of March 6, 1998 (the "Second Amendment") and a Third Amendment to Credit Agreement dated as of January 29, 1999 (the "Third Amendment"; the Original Credit Agreement as amended by the First Amendment, the Second Amendment and the Third Amendment being referred to herein as the "Credit Agreement"); and

     WHEREAS, in connection with the Original Credit Agreement, Forest City Enterprises, Inc. (the "Parent") made and entered into a certain Guaranty of Payment of Debt in favor of the Original Banks, dated as of December 10, 1997 (the "Original Guaranty") and in connection with the First Amendment, entered into a First Amendment to Guaranty of Payment of Debt in favor of the Banks and the Agents, dated as of January 20, 1998 (the "First Amendment to Guaranty") and in connection with the Second Amendment, entered into a Second Amendment to Guaranty of Payment of Debt in favor of the Banks and the Agents dated as of March 6, 1998 (the "Second Amendment to Guaranty") and in connection with the Third Amendment, entered into a Third Amendment to Guaranty of Payment of Debt in favor of the Banks and the Agents dated as of January 29, 1999 (the "Third Amendment to Guaranty"; the Original Guaranty as amended by the First Amendment to Guaranty, the Second Amendment to Guaranty and the Third Amendment to Guaranty being referred to herein as the "Guaranty"); and

     WHEREAS, the Borrower and the Parent have requested that the Banks and the Agents amend the Credit Agreement and the Guaranty by entering into amended and restated versions of the Credit Agreement and the Guaranty, in order to, among other things, extend the Termination Date; and

     WHEREAS, the Banks and the Agents are willing to enter into amended and restated versions of the Credit Agreement and the Guaranty, on the respective terms and conditions set forth herein and in the Amended and Restated Guaranty of Payment of Debt (the "Amended Guaranty") of even date herewith, respectively, and such terms and conditions are agreeable to the Borrower and to the Parent.

     NOW, THEREFORE, it is mutually agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS

     As used in this Amended Credit Agreement, the following terms shall have the following meanings:

     "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of Borrower's Debt to the Banks if such payment results in that Bank having a lesser share of Borrower's Debt to the Banks, than was the case immediately before such payment.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent"   means   KeyBank   National   Association,   in  its  capacity  as
administrative agent for the Banks hereunder, and its successors in such capacity.

     "Agents" means collectively, the Agent and the Syndication Agent.

     "Amended Credit Agreement" means this Amended and Restated Credit Agreement as the same may be from time to time amended, supplemented, modified, extended and/or restated.

     "Amended Guaranty" means the Amended and Restated Guaranty of Payment of Debt issued by the Parent to the Agent and the Banks, in substantially the form and substance of Exhibit B attached hereto, as such Amended Guaranty may be from time to time, amended, restated or otherwise modified.

     "Authorized Fiscal Officer" shall have the meaning set forth in Section 3.03(b) hereof.

     "Bank" means each bank listed on Exhibit A attached hereto and its successors and assigns.

     "Board of Directors" shall mean either the board of directors of the Parent or any duly constituted committee thereof.

     "Borrower" means Forest City Rental Properties Corporation, an Ohio corporation.

     "Capital Stock" of any Person shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock or other equity participations or interests including, without limitation, partnership interests, whether general or limited, and membership interests, whether of managing or non-managing members, of such Person.

     "Change of Ownership Event" shall be deemed to have occurred at such time as either (a) any Person (other than a Permitted Holder) or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act or any successor provision thereto (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 30% of the aggregate voting power of all classes of Voting Stock of the Parent; or (b) any Person or Group (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Parent such that such nominees, when added to any existing director remaining on the Board of Directors of the Parent after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Parent; or (c) the Parent shall cease to own at least one hundred percent (100%) on a fully diluted basis, of the economic and voting interests of the Borrower.

     "Cleveland Banking Day" shall mean a day on which the main office of the Agent is open for the transaction of business.

     "Closing Date" shall mean the date of this Amended Credit Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Commitment" shall mean, until the Termination Date, the obligation hereunder of each Bank to make Revolving Loans up to the amount set forth opposite such Bank's name under the column headed "Maximum Amount" on Exhibit A hereof (or such lesser amount as shall be determined pursuant to Section 3.02(b) hereof).

     "Common Stock" of any Person shall mean Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to other amounts upon any voluntary or involuntary liquidation, dissolution, or winding up of such Person, to shares of Capital Stock or any other class of such Person.

     "Controlled Group" shall mean a controlled group of corporations as defined in Section 1563 of the Code, of which Borrower or any Subsidiary is a part. "Debt" shall mean, collectively, all indebtedness incurred by Borrower to the Banks pursuant to this Amended Credit Agreement and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the stated amounts of all letters of credit issued by the Agent or the Banks hereunder, and the fees and any prepayment premium payable hereunder.

     "Debt Service Coverage Ratio" shall mean the ratio of (i) Net Operating Income to (ii) the sum of (X) all scheduled principal payments (excluding balloon payments) on non-recourse mortgage indebtedness plus (Y) all interest payments on such non-recourse mortgage indebtedness and less (Z) non-cash interest expense accrued with respect to Terminal Investments, Inc. and Grant Liberty Development Group Associates, but not currently payable.

     "Distributions" shall have the meaning set forth in Section 8.14 hereof.

     "Dividends" shall mean all dividends (in cash or otherwise) declared and/or paid, capital returned, and other distributions of any kind made on any share of Capital Stock outstanding at any time.

     "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of any state of the United States of America which conducts the major portion of its business within the United States.

     "Draw" shall have the meaning set forth in Section 3.06(b) hereof.

     "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing, now or hereafter in effect, and in each case as amended, concerning or relating to health, safety and protection of, or regulation of the discharge of substances into, the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower, the Parent or any Subsidiary of the Borrower or any subsidiary of the Parent would be deemed a "single employer" within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

     "Event of Default" shall have the meaning set forth in Article X hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor provision thereto.

     "Funded Indebtedness" means indebtedness (including any renewal or extension in whole or in part, but excluding indebtedness for borrowed money) that matures or remains unpaid more than twelve (12) months after the date on which such indebtedness was originally incurred.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     "Guaranty Default" shall mean any one or more of the events constituting defaults under Section 10 of the Amended Guaranty.

     "Indenture" shall mean the indenture relating to the Senior Notes dated as of ________________________, in the form attached to this Amended Credit Agreement as Exhibit G.

     "Indemnity Agreement" shall mean collectively, (i) that certain General Indemnity Agreement dated as of November 6, 1998 by and between the Parent and the Surety (other than Asset Guaranty Insurance Company), as amended by the St. Paul Surety Amendment to General Indemnity Agreement dated as of November 6, 1998 and (ii) that certain General Indemnity Agreement dated as of December 3, 1998 by and between the Parent and Asset Guaranty Insurance Company, as amended by the Asset Guaranty Insurance Company Amendment to General Indemnity Agreement dated as of December 3, 1998 and as each such Indemnity Agreement may be further amended, restated or otherwise modified.

     "Indicated Spread" shall have the meaning set forth in Section 4.01(d) hereof.

     "Interest Adjustment Date" shall mean the last day of each Interest Period.

     "Interest Options" means the LIBOR Rate Option and the Prime Rate Option.

     "Interest Period" shall mean a period of one, two, three or six months or one year (as selected by the Borrower) commencing on the applicable borrowing or conversion date of each Loan subject to the LIBOR Rate Option and on the date that is one London Banking Day after each Interest Adjustment Date occurring thereafter with respect thereto; provided, that if any such Interest Period would be affected by a reduction in the Revolving Loan Commitment as provided in
Section 3.02(b) hereof, prepayment rights as provided in Section 5.05 hereof or maturity of Loans as provided in Sections 2.02(b), and/or 3.07 hereof, such Interest Period shall be shortened to end on such date. Notwithstanding anything to the contrary contained above:

          (i) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last London Banking Day of such calendar month;

          (ii) if any Interest Period would otherwise expire on a day which is not a London Banking Day, such Interest Period shall expire on the next succeeding London Banking Day, provided, that if any Interest Period would otherwise expire on a day which is not a London Banking Day but is a day of the month after which no further London Banking Day occurs in such month, such Interest Period shall expire on the next preceding London Banking Day;

          (iii) no Interest Period may be selected if it would extend beyond the scheduled maturity date or principal repayment date(s) of the Loans to which it would apply; and

          (iv) no Interest Period may be selected if it would extend beyond the Termination Date.

     "LC Obligations" shall mean the aggregate amount of all possible drawings under all letters of credit issued pursuant to Section 3.06 hereof, plus all amounts drawn under such letters of credit and not reimbursed.

     "LIBOR" shall mean the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in United States dollars for the relevant Interest Period and in the amount of the principal of the Loans to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Reference Banks by prime banks in any Eurodollar market reasonably selected by the Reference Banks, determined as of 11:00 a.m. London time (or as soon thereafter as practicable), two (2) London Banking Days prior to the beginning of the relevant Interest Period. In the event one or more of the Reference Banks fail to furnish its quote of any rate required herein, such rate shall be determined on the basis of the quote or quotes of the remaining Reference Bank or Banks.

     "LIBOR Rate Option" means interest determined pursuant to Section 4.01(b) and related provisions hereof.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code or any similar notice or recording statute, and any lease having substantially the same effect as any of the foregoing).

     "Loan" means a Term Loan or a Revolving Loan, and "Loans" means Term Loans, Revolving Loans or any combination of the foregoing.

     "London Banking Day" shall mean a day on which banks are open for business in London, England, and quoting deposit rates for dollar deposits.

     "Material Adverse Effect" shall have the meaning set forth in Section 6.09 hereof.

     "Net Operating Income" shall mean for any relevant period, the excess of the Borrower's revenues over the Borrower's operating expenses, in each case, as determined in accordance with GAAP. For purposes of this definition, Net Operating Income (i) shall not include any gains or losses from the sale of income producing real property, other than gains or losses obtained from the sale of net outlot parcels to a total maximum aggregate amount of $15,000,000 for the immediately preceding four consecutive quarters and (ii) shall include adjustments for cash flow of properties pursuant to which the Borrower is receiving a preferred return over and above its ownership percentage in such properties.

     "Note" or "Notes" shall mean a note or notes executed and delivered pursuant to Sections 2.03 and 3.05 hereof.

     "Notice of Borrowing" shall have the meaning set forth in Section 5.01 hereof.

     "Original Closing Date" means December 10, 1997.

     "Parent" means Forest City Enterprises, Inc., an Ohio corporation.

     "Payment Default" shall mean any failure by the Borrower or the Parent to make payment of principal, interest, or any other charge due, whether at maturity or by acceleration, under the Amended Credit Agreement or the Amended Guaranty.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Permitted Distributions" shall have the meaning set forth in Section 8.14 hereof.

     "Permitted Holder" shall mean (i) any of Samuel H. Miller, Albert B. Ratner, Charles A. Ratner, James A. Ratner, Ronald A. Ratner, Nathan Shafran or any spouse of any of the foregoing, and any trusts for the benefit of any of the foregoing, (ii) RMS, Limited Partnership and any general partner or limited partner thereof and any Person (other than a creditor) that upon the dissolution or winding up of RMS, Limited Partnership receives a distribution of Capital Stock of the Parent, (iii) any group (as defined in Section 13(d) of the Exchange Act) of two or more Persons or entities that are specified in the immediately preceding clauses (i) and (ii), and (iv) any successive recombination of the Persons or groups that are specified in the immediately preceding clauses (i), (ii) and (iii).

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, governmental or political subdivision or an agency or instrumentality thereof.

     "Plan" shall mean any employee pension benefit plan subject to Title IV of ERISA, established or maintained by Borrower, any Subsidiary, or any member of the Controlled Group, or any such Plan to which Borrower, any Subsidiary, or any member of the Controlled Group is required to contribute on behalf of any of its employees.

     "Possible Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Post  Closing  Items"  shall have the  meaning  set forth in Section  7.14 hereof.

     "Prime Rate" shall mean that interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may be other than the lowest interest rate charged by Agent for commercial or other extensions of credit.

     "Prime Rate Option" means interest determined pursuant to Section 4.01(c) and related provisions hereof.

     "Pro rata" when used with reference to the Banks means (unless the context otherwise clearly indicates) pro rata according to the unpaid principal amounts owing to the respective Banks under the Notes, or, if no principal is then owing to any Bank, according to the Commitment, as the case may be, of the respective Bank.

     "Quarterly  Date" shall mean each of January 1, April 1, July 1 and October
1.

     "Reference Banks" shall mean KeyBank National Association and National City Bank.

     "Regulatory Change" shall mean, as to any Bank, any change in federal, state or foreign laws or regulations or the adoption or making of any interpretations, directives or requests of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental authority charged with the interpretation or administration thereof.

     "Related Person" of any Person shall mean any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person), or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

     "Related Writing" shall mean any Note, assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, the Parent or any of their respective officers to the Agents or the Banks pursuant to or otherwise in connection with this Amended Credit Agreement.

     "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

     "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, Banks holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

     "Revolving Loans" shall have the meaning set forth in Section 3.03(a) hereof.

     "Revolving Loan Commitment" shall have the meaning set forth in Section 3.02(a) hereof.

     "Revolving Loan Note" shall have the meaning set forth in Section 3.05(a) hereof.

     "Satisfaction  Date"  shall  have the  meaning  set forth in  Section  7.14 hereof.

     "Senior Notes" shall mean the senior notes of the Parent, in the original principal amount not to exceed $200,000,000 to be issued under the terms of the Indenture.

     "Subsidiary" of any Person shall mean and include (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, limited liability company, association
(including business trusts) or other entity in which such Person directly or indirectly through Subsidiaries, has more than a fifty percent (50%) voting or equity interest at the time.

     "Surety" means, collectively, St. Paul Fire and Marine Insurance Company, St. Paul Mercury Insurance Company, St. Paul Guardian Insurance Company, Seabord Surety Company, Economy Fire & Casualty Company and Asset Guaranty Insurance Company.

     "Surety Bonds" means the bonds, undertakings and other like obligations executed by Surety for the Parent subject to the Indemnity Agreement and the Subordination Agreement.

     "Subordination Agreement" means that certain Subordination Agreement dated as of January 29, 1999 executed and delivered by the Surety in favor of the Agents and the Banks, as such Subordination Agreement may, from time to time, be amended, restated or otherwise modified.

     "Syndication   Agent"  means   National  City  Bank,  in  its  capacity  as
syndication agent for the Banks hereunder, and its successors in such capacity.

     "Term Loan" shall have the meaning set forth in Section 2.02(a) hereof.

     "Term Note" shall have the meaning set forth in Section 2.03(a) of this Amended Credit Agreement.

     "Termination Date" means December 10, 2001, unless extended by the Banks pursuant to Section 3.09 of this Amended Credit Agreement, in which case the Termination Date shall be the date of the expiration of any such extension, or, if terminated earlier pursuant to Article XI or Section 8.13(b) of this Amended Credit Agreement, the Termination Date shall be the date of such earlier termination.

     "Unfunded Current Liabilities" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

     "Voting Stock" of any Person shall mean Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     Any accounting term not specifically defined in this Article I or elsewhere in the Amended Credit Agreement, shall have the meaning ascribed thereto by generally accepted accounting principles not inconsistent with Borrower's present accounting procedures.

     The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                                   ARTICLE II

TERM LOANS

     SECTION 2.01(a). [Reserved].

     SECTION 2.01(b). [Reserved].

     SECTION 2.02(a). TERM LOANS ON CONVERSION OF REVOLVING LOANS. Subject to the terms and conditions of this Amended Credit Agreement, each Bank severally agrees that it will, upon not less than two (2) London Banking Days' prior written request of the Borrower to the Agent, make a term loan (each "Term Loan" and collectively the "Term Loans") to the Borrower on the Termination Date in an amount not exceeding the lesser of (x) the then outstanding aggregate principal amount of Revolving Loans made by such Bank, or (y) the then amount of the Commitment of such Bank. The proceeds of each Term Loan shall be used exclusively to pay the Revolving Loans made by such Banks hereunder and, upon the making of Term Loans, no additional Revolving Loans shall be made.

     SECTION 2.02(b). REPAYMENT OF TERM LOANS. The principal of the Term Loans shall be payable in consecutive quarterly installments, each in an amount equal to $5,625,000, such payments to commence on the first Quarterly Date next following the date on which the Term Loans are made and continuing until the earlier of the following (a) payment in full of the Term Loans and (b) the sixteenth (16th) Quarterly Date following the date on which the Term Loans were made, at which time all remaining principal of the Term Loans shall be due and payable in full, unless such principal becomes due and payable earlier pursuant to the provisions of Article XI. Notwithstanding any other provision of this Amended Credit Agreement, any regularly scheduled installment of principal paid by the Borrower on a Quarterly Date pursuant to this Section 2.02(b) that results in a prepayment of the Term Loans shall not be subject to the payment of the prepayment premium set forth in Section 5.05 of this Amended Credit Agreement.

     SECTION 2.03. TERM NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Term Loan made to it by each Bank shall be evidenced by a promissory note substantially in the form of Exhibit C attached hereto with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes'').

     (b) The Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and dated as of the Termination Date, (iii) be in a stated principal amount equal to the amount determined pursuant to Section 2.02 (a) for such Bank and be payable in the principal amount of the Term Loan evidenced thereby, (iv) mature on the sixteenth (16th) Quarterly Date following the date on which the Term Loan was made, (v) bear interest as provided in Article IV in respect of the Term Loan evidenced thereby and (vi) be entitled to the benefits of this Amended Credit Agreement and the other Related Writings.





                                  ARTICLE III

REVOLVING LOANS

     The Banks hereby establish a revolving loan facility pursuant to which Revolving Loans will be made to the Borrower, on and subject to the terms and conditions set forth in this Amended Credit Agreement.

     SECTION 3.01. AMOUNT OF THE REVOLVING LOAN FACILITY. The aggregate principal amount of the Revolving Loans plus the LC Obligations outstanding from time to time shall not exceed the sum of the Revolving Loan Commitments in effect at the time.

     SECTION 3.02. REVOLVING LOAN COMMITMENTS. (a) As used in this Amended Credit Agreement, the "Revolving Loan Commitment" of each Bank at any time means the obligation of each Bank to advance, subject to the terms and conditions set forth herein, up to the maximum amount set forth for such Bank on Exhibit A hereto (the "Maximum Amount"); provided that, on each Quarterly Date, the aggregate Revolving Loan Commitment shall be reduced by $2,500,000 and the Maximum Amount of the Revolving Loan Commitment of each Bank shall be reduced by such Bank's Pro rata share of the aggregate $2,500,000 reduction. If, and to the extent that, upon giving effect to such reduction, the outstanding principal balance of the Loans plus LC Obligations will exceed the aggregate Revolving Loan Commitment, then, notwithstanding any other provision of the Amended Credit Agreement to the contrary, the Borrower also shall, on such Quarterly Date, make a prepayment of principal, in accordance with the requirements of Section 5.05 of this Amended Credit Agreement, sufficient to reduce the outstanding principal balance of the Loans plus LC Obligations to an amount less than or equal to the reduced aggregate Revolving Loan Commitment.

     (b) The Borrower shall have the right at all times to permanently reduce the Revolving Loan Commitments in whole or in part by giving written notice of the reduction to the Agent at least one Cleveland Banking Day prior to the reduction, each such reduction to be equal to at least $500,000, or the then Revolving Loan Commitments if the then Revolving Loan Commitments are less than $500,000. Each such reduction shall reduce each Bank's Revolving Loan Commitment Pro rata. Concurrently with each reduction, the Borrower shall prepay the amount, if any, together with interest thereon by which the aggregate unpaid principal amount of the Revolving Loans plus LC Obligations exceeds the sum of the Revolving Loan Commitments as so reduced.

     (c) All Revolving Loans under this Amended Credit Agreement shall be made by the Banks Pro rata on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

     SECTION 3.03. REVOLVING LOANS. (a) Each Bank severally agrees, subject to the fulfillment of the terms and conditions of this Amended Credit Agreement, to make revolving loans (the "Revolving Loans") to the Borrower from time to time from and including the Closing Date until the Termination Date. Subject to the provisions of this Amended Credit Agreement, Revolving Loans may be repaid in whole or in part, and amounts so repaid may be reborrowed, but in no event shall the aggregate principal amount of each Bank's Revolving Loans plus such Bank's Pro rata share of the LC Obligations exceed at any time the then Revolving Loan Commitment of such Bank.

     (b) The requesting of a Revolving Loan in and of itself pursuant to a Notice of Borrowing constitutes a representation and warranty by the Borrower to the Banks and the Agents that the conditions specified in Section 5.01 hereof have been satisfied. Each oral request for a Revolving Loan (which request shall be promptly confirmed in writing as specified in Section 5.01 hereof) shall be made by a person authorized by the Borrower to do so and designated on Schedule 3.03, or as that Schedule may be amended from time to time in writing by the Borrower (an "Authorized Fiscal Officer"), and the making of a Revolving Loan as provided herein shall conclusively establish Borrower's obligation to repay such Loan.

     SECTION  3.04.  PURPOSE OF THE REVOLVING  LOANS.  The proceeds of Revolving
Loans shall be used by the Borrower for working capital purposes of the Borrower.

     SECTION 3.05. REVOLVING LOAN NOTES. (a) The Borrower has executed and delivered to each of the Banks a promissory note substantially in the form and substance of Exhibit D attached hereto with all blanks appropriately completed in conformity herewith (each a "Revolving Loan Note" and, collectively "Revolving Loan Notes").

     (b) The Revolving Loan Note issued to each Bank (i) has been executed by the Borrower, (ii) is payable to the order of such Bank and is dated as shown on Exhibit D, (iii) is in a stated principal amount equal to the Revolving Loan Commitments of such Bank and is payable in the principal amount of the Revolving Loans evidenced thereby, (iv) shall mature on the Termination Date and (v) shall be entitled to the benefits of this Amended Credit Agreement and other Related Writings. The Revolving Loan Notes shall be subject to the terms of this Amended Credit Agreement.

     SECTION 3.06. LETTERS OF CREDIT. (a) The Banks agree to make available to the Borrower letters of credit, issued by the Agent, pursuant to their respective Revolving Loan Commitments up to an aggregate amount at any one time outstanding of $30,000,000 minus the aggregate principal amount of all then outstanding Surety Bonds issued by the Surety on behalf of the Parent pursuant to the Indemnity Agreement. The availability of letters of credit will be subject to (i) the Agent and the Banks being satisfied with the terms of the letter of credit, (ii) the Borrower's executing and delivering such letter of credit and reimbursement agreements and related documents as required by the Agent, and (iii) satisfaction of all conditions to the Borrower obtaining a Revolving Loan in the amount of the requested letter of credit. The Borrower shall pay a fee for each letter of credit to the Agent for the Pro rata benefit of the Banks in the amount of two percent (2%) of the stated amount of the letter of credit; provided that, the Agent shall be entitled to .125% of such fee prior to the distribution of the balance of such fee Pro rata to the Banks. In addition, the Borrower shall pay to the Agent upon issuance of each letter of credit provided for under this Section 3.06 an issuance fee of $500 for the Agent's services in issuing the letter of credit. No letter of credit shall be issued having an expiration date after the Termination Date. All letters of credit shall be in such form and substance as the Agent, the Banks and the Borrower agree. The Borrower shall not be entitled to obtain letters of credit from the Agent unless the Borrower is then entitled to obtain Revolving Loans from the Banks in an amount not less than the stated amount of the letter of credit requested, the other conditions of Section 5.01 of this Amended Credit Agreement have been satisfied as if the Borrower was obtaining a Revolving Loan and the Borrower has executed and delivered such letter of credit, reimbursement agreements and other related documents as may be required by the Agent. The amount available for borrowing from time to time under the Loan shall be reduced by the amount of the LC Obligations then outstanding.

     (b) In the event the Agent pays any amount under or on account of a letter of credit (the payment by the Agent under or on account of a letter of credit being herein called a "Draw"), a Revolving Loan shall be deemed to be made to the Borrower by each Bank to the extent of its Pro rata share of the Revolving Loan Commitments to reimburse immediately the Agent for the amount of the Draw. The Agent shall notify each Bank of the occurrence and payment of a Draw and, not later than 1:00 p.m. of the date of such notice, each Bank will make available to the Agent its Pro rata portion of the Draw deemed to be a Revolving Loan. All amounts shall be made available to the Agent in U.S. Dollars and immediately available funds at its office listed on the signature pages hereto. If such corresponding Pro rata amount is not in fact made available to the Agent by such Bank the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a rate per annum equal to (i) if paid by such Bank, the overnight federal funds effective rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Article IV, for the Loans. In the event no Revolving Loan or only a partial Revolving Loan is deemed to be made, the Agent is hereby authorized to charge (without prior notice to the Borrower) the amount of each Draw, together with interest thereon, against any account of the Borrower maintained with the Agent.

     (c) So long as letters of credit are outstanding, the amount of Revolving Loans that the Borrower is entitled to obtain under this Article III shall be reduced by the stated amount of the letters of credit issued for the accounts of the Borrower and, in addition to otherwise constituting part of the Revolving Loan, except as otherwise expressly stated herein, the stated amount of the letters of credit shall be treated as principal of the Revolving Loans.

     (d) Whenever the Borrower desires that a letter of credit be issued, the Borrower shall give the Agent written notice (including by way of facsimile transmission) thereof prior to 1:00 P.M. (Cleveland Time) at least five Cleveland Banking Days (or such shorter period as may be acceptable to the Agent) prior to the proposed date of issuance (which shall be a Cleveland Business Day), which written notice shall be in the form of Exhibit E hereto (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include an application for such letter of credit and any other documents that the Agent customarily requires in connection therewith. The Agent shall promptly notify each Bank of each Letter of Credit Request.

     (e) The delivery of each Letter of Credit Request shall be deemed a representation and warranty by the Borrower that such letter of credit as requested in such Letter of Credit Request may be issued in accordance with and will not violate the requirements of this Section 3.06 and shall include a representation and warranty as to the aggregate principal amount of all then outstanding Surety Bonds. The Agent shall, on the date of each issuance of or amendment or modification to a letter of credit by it, give each Bank and the Borrower written notice of the issuance of or amendment or modification to such letter of credit.

     (f) In determining whether to pay under any letter of credit, the Agent shall not have any obligation relative to the Banks other than to determine that any documents required to be delivered under such letter of credit have been delivered and that they appear to comply on their face with the requirements of the letter of credit. Any action taken or omitted to be taken by the Agent with respect to a letter of credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create any resulting liability for the Agent.

     SECTION 3.07. REPAYMENT OF THE REVOLVING LOAN NOTES. The principal of the Revolving Loan Notes shall be due and payable in full on the Termination Date, unless such principal sums shall become due earlier in whole or in part by reason of the principal amount exceeding the aggregate amount of the Revolving Loan Commitments at any time in effect or pursuant to the provisions of Article XI hereof.

     SECTION 3.08. INTEREST ON THE REVOLVING LOANS. [RESERVED.]

     SECTION 3.09. EXTENSIONS OF THE REVOLVING LOANS. Within 60 days following the 31st day of January of any calendar year in which there exist outstanding Revolving Loans, the Borrower may request the Banks to extend the Termination Date for one additional year in a writing delivered to the Agent in accordance with the terms of this Amended Credit Agreement. The unanimous consent of the Banks shall be required for any such extension and the Banks shall have the right, but not the obligation, to approve such request for an extension. Any approval of the Borrower's request shall be subject to such terms and conditions as the Banks may deem appropriate.

                                   ARTICLE IV

               INTEREST ON THE TERM LOANS AND THE REVOLVING LOANS

     SECTION 4.01(a). INTEREST OPTIONS. The Borrower shall pay interest on the Term Loans and the Revolving Loans at the rates in effect from time to time pursuant to the Interest Options provided for in Sections 4.01(b) and 4.01(c) as selected by the Borrower or otherwise in effect in accordance with the terms and conditions of this Amended Credit Agreement from time to time. Interest on the Revolving Loans shall accrue from and including the Original Closing Date to but excluding the date of repayment thereof. Interest on the Term Loans shall accrue from and including the date such Loans are made to the Borrower to but excluding the date of repayment thereof.

     SECTION 4.01(b). LIBOR RATE OPTION. Interest on the principal amount of each Loan at any time subject to the interest rate option provided for pursuant to this Section 4.01(b) (the "LIBOR Rate Option") shall be at a rate determined by adding the applicable LIBOR rate at the time in effect for each Interest Period for such Loan and the applicable Indicated Spread for the LIBOR Rate Option set forth in Section 4.01(d) below. The LIBOR Rate Option shall be in effect for all portions of the principal of the Loans for which the Borrower has selected an Interest Period in accordance with Section 4.02 hereof, unless and until any event or circumstance provided for in Sections 4.09 or 4.10 hereof shall have occurred and continue to be in effect.

     SECTION 4.01(c). PRIME RATE OPTION. Interest on the principal amount of all Loans at any time subject to the interest rate option provided for pursuant to this Section 4.01(c) (the "Prime Rate Option") shall be at rates determined by adding the Prime Rate in effect from time to time and the applicable Indicated Spread for the Prime Rate Option set forth in Section 4.01(d) below. The interest rate in effect under the Prime Rate Option shall change automatically and immediately with each change in the Prime Rate. The Prime Rate Option shall be in effect for all portions of the principal of the Loans for which the LIBOR Rate Option is not in effect at any time.

     SECTION 4.01(d). INDICATED SPREAD. The Indicated Spread is measured in basis points and shall be determined as follows:

                                Revolving Loans
                                ---------------

         Period                                    Indicated Spread
         ------                                    ----------------
                                                    (Basis Points)

                                          Prime Rate Option    LIBOR Rate Option

From and including the Original Closing            25                 200
Date to the Termination Date

                                   Term Loans
                                   ----------
         Period                                    Indicated Spread
         ------                                    ----------------
                                                    (Basis Points)

                                          Prime Rate Option    LIBOR Rate Option

From and including the Termination Date            50                 225
to but not including the second anniversary of the Termination Date

From and including the second anniversary          75                 250
of the Termination Date

     SECTION 4.02. INTEREST PERIODS. The Borrower shall have the option to select and advise the Agent of the Interest Periods the Borrower has selected for Term Loans and Revolving Loans not less than two (2) Cleveland Banking Days prior to (a) the Closing Date, for the Term Loans and the Revolving Loans to be made on the Closing Date, (b) each Interest Adjustment Date, (c) the date any Term Loans or Revolving Loans are to be made subsequent to the Closing Date, and
(d) any date on which the Borrower desires to have any portion of the principal of the Loans not subject to the LIBOR Rate Option to become subject to the LIBOR Rate Option. Each Interest Period selected shall apply to not less than $500,000 in principal amount of the Loans; provided, that at no time shall there be more than ten (10) Interest Periods in effect. The principal amount subject to each Interest Period shall be deemed distributed Pro rata among the Banks with respect to the respective Loans to which the Interest Period applies. If the Borrower fails to timely select any Interest Period, the Borrower shall be deemed to have elected to convert such Loan to a Loan subject to the Prime Rate Option, effective as of the expiration date of such current Interest Period.

     SECTION 4.03. INTEREST PAYMENT DATES. Interest on all Loans shall be payable (a) in arrears on the first Cleveland Banking Day of each month, (b) on any prepayment or conversion (on the amount prepaid or converted), (c) at maturity (whether by acceleration or otherwise) and/or, (d) after such maturity, on demand.

     SECTION 4.04. INTEREST CALCULATIONS. All interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Interest shall in all events continue to accrue in accordance with the provisions of this Amended Credit Agreement until the time payment in full is received.

     SECTION 4.05. POST-DEFAULT RATE. After the occurrence and during the continuation of any Event of Default, the Loans and any interest on the Loans not paid when due shall bear interest at a rate equal to the rate(s) otherwise in effect pursuant to this Amended Credit Agreement plus two percent (2%) per annum, and all such interest shall be due on demand. No interest shall accrue on any interest that is being charged with respect to any interest not paid when due.

     SECTION 4.06. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If at any time any law, treaty, regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), governmental rule, guideline, order or request (whether or not having force of law) or the interpretation or administration thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose, modify or deem applicable any reserve and/or special deposit requirement against assets held by, or deposits in or for the amount of any Loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining Loans hereunder or to reduce the amount of principal or interest received by such Bank with respect to such Loans, then upon demand by such Bank the Borrower shall pay to such Bank from time to time on each interest payment date with respect to such Loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount were allocable to such Loans. A statement as to the increased cost or reduced amount as a result of any event mentioned in this Section 4.06, setting forth the calculations therefor, shall be submitted by such Bank to the Borrower not later than one hundred fifty
(150) days after the events giving rise to the same occurred and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Amended Credit Agreement, after any such demand for compensation by any Bank, Borrower, upon at least one (1) Cleveland Banking Day's prior written notice to such Bank through the Agent, may prepay all Loans in full regardless of the Interest Period of any thereof. Any such prepayment shall be subject to the prepayment premium set forth in Section
5.05 hereof.

     SECTION 4.07. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Amended Credit Agreement or any transaction under this Amended Credit Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify the Borrower stating the reasons therefor. The Borrower shall thereafter pay to such Bank upon demand from time to time on each interest payment date with respect to such Loans, as additional consideration hereunder, such additional amounts as will fully compensate such Bank for such increased cost or reduced amount. A statement as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to the Borrower not later than one hundred fifty (150) days after the events giving rise to the same occurred and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

     If any Bank receives such additional consideration from the Borrower pursuant to this Section 4.07, such Bank shall use its best efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse the Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to the Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to the Borrower as aforesaid, the Borrower, upon demand of such Bank, will promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

     Notwithstanding any other provision of this Amended Credit Agreement, after any such demand for compensation by any Bank, Borrower, upon at least one (1) Cleveland Banking Day's prior written notice to such Bank through the Agent, may prepay all Loans in full regardless of the Interest Period of any thereof. Any such prepayment shall be subject to the prepayment premium set forth in Section
5.05 hereof.

     SECTION 4.08. INDEMNITY.  Without prejudice to any other provisions of this
Article IV, the Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of any Event of Default hereunder, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining any Loan subject to the Libor Rate Option, as determined by such Bank in the exercise of its sole but reasonable discretion. A statement as to any such loss or expense shall be promptly submitted by such Bank to the Borrower not later than one hundred fifty (150) days after the events giving rise to the same occurred and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

     SECTION 4.09. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In the event that the Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period are not available to the Reference Banks in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate applicable to such Interest Period, as the case may be, the Agent shall promptly give notice of such determination to the Borrower. In any such event, all principal of the Loans then subject to the LIBOR Rate Option shall become subject to the Prime Rate Option on expiration of any Interest Periods then in effect. In the event that the circumstances causing any such unavailability of deposits or inability to determine the LIBOR rate shall change or terminate so that the LIBOR rate may again be determined, the Agent shall promptly so notify the Borrower.

     SECTION 4.10. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new law, treaty, regulation, governmental rule, guideline, order or request or any change in any existing law, treaty, regulation, governmental rule, guideline, order or request or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any Loans which it is committed to make hereunder subject to the LIBOR Rate Option with moneys obtained in the Eurodollar market, the Commitment of such Bank to fund such Loans shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to the Borrower and the Agent declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify the Borrower and the Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar market of any Loan previously made by it hereunder subject to the LIBOR Rate Option, such Bank shall, upon the happening of such event, notify the Borrower, the Agent and the other Banks thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of (i) the last day of the then current Interest Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, prepay all such Loans to the Banks in full. Any such prepayment or conversion may be made without payment of the prepayment premium provided from Section 5.05 hereof, but Borrower shall compensate such Bank(s) for any costs or expenses relating to such Loan incurred in connection with the events provided for in this Section on written request to the Borrower describing such costs or expenses.

     SECTION 4.11. FUNDING. Each Bank may, but shall not be required to, make Loans hereunder with funds obtained outside the United States.

                                   ARTICLE V

               AGREEMENTS AND CONDITIONS APPLICABLE TO ALL LOANS

     SECTION 5.01 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur a Loan, it shall give the Agent, prior to 12:00 noon (Cleveland time), at least two Cleveland Banking Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Loan to be subject to the LIBOR Rate Option and at least one Cleveland Banking Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Loan to be subject to the Prime Rate Option. Each such notice (each, a "Notice of Borrowing" a form of which is attached hereto as Exhibit F) shall be appropriately completed to specify (i) the type of Loan(s) to be made, (ii) the aggregate principal amount of each type of Loan to be made, which, in the case of Revolving Loans shall be an amount equal to an integral multiple of $500,000, (iii) the date such Loan(s) is to be made (which shall be a Cleveland Banking Day), and (iv) whether the Loan(s) shall be subject to the Prime Rate Option or the Libor Rate Option and, in the latter case, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Loan, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

     (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice, believed by the Agent in good faith to be from an Authorized Fiscal Officer of the Borrower. In such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice.

     SECTION 5.02 DISBURSEMENT OF FUNDS. (a) No later than 1:00 PM (Cleveland time) on the date specified in each Notice of Borrowing, each Bank will make available its Pro rata portion of each Loan requested to be made on such date in the manner provided below in this Section 5.02(a). All amounts shall be made available to the Agent in U.S. dollars and immediately available funds at its office listed on the signature pages hereto and the Agent promptly will make available to the Borrower by depositing to its account at the Agent's office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date specified in the Notice of Borrowing that such Bank does not intend to make available to the Agent its portion of the Loan or Loans to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a rate per annum equal to
(i) if paid by such Bank, the overnight federal funds effective rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Article IV, for the Loans.

     (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

     SECTION 5.03. CONDITIONS TO LOANS. The obligation of each Bank to make Loans hereunder is conditioned, in the case of each Loan hereunder, upon the following:

     (a) receipt by the Agent of a Notice of Borrowing or Letter of Credit Request, as applicable;

     (b) no Event of Default or Possible Default existing then or immediately after giving effect to the Loan; and

     (c) the  conditions  set forth in Article VI hereof having been  satisfied;
and

     (d) the representations and warranties contained in Article IX hereof being true and correct in all material respects with the same force and effect as if made on and as of the date of such Loan except to the extent that any thereof expressly relate to an earlier date.

Each request for a Loan by the Borrower hereunder shall be deemed to be a representation and warranty by the Borrower as of the date of such borrowing as to the truth of the matters specified in (b), (c) and (d) above.

     SECTION 5.04. PAYMENT ON NOTES, ETC. All payments of principal, interest, and any other amounts under the Amended Credit Agreement shall be made to the Agent in immediately available funds and in lawful money of the United States of America for the account of the Banks, not later than 12:00 noon (Cleveland time) on the date when due. Any such payment received by the Agent after 12:00 noon on a Cleveland Banking Day shall be deemed received on the next succeeding Cleveland Banking Day and interest shall accrue to such next Cleveland Banking Day in respect of any principal of the Loans to be paid by such payment. All payments made by the Borrower hereunder, under any Note or any other Related Writing, will be made without setoff, counterclaim or defense. The Agent shall distribute to each Bank its Pro rata share of the amount of principal, interest and other amounts received by it for the account of such Bank on the same day the Agent receives payment thereof from the Borrower in immediately available funds, unless the Agent does not receive such payment from the Borrower until after 12:00 noon, in which case the Agent shall make payment thereof to the Banks on the next Cleveland Banking Day. Each Bank shall endorse each Note held by it with appropriate notations evidencing each payment of principal made thereon or shall record such principal payment by such other method as such Bank may generally employ; provided, that failure to make any such entry shall in no way detract from Borrower's obligations under each such Note. Whenever any payment to be made hereunder, including without limitation any payment to be made on any Note, shall be stated to be due on a day which is not a Cleveland Banking Day, such payment shall be made on the next succeeding Cleveland Banking Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, that if the next succeeding Cleveland Banking Day falls in the succeeding calendar month, such payment shall be made on the preceding Cleveland Banking Day and the relevant Interest Period shall be adjusted accordingly. To the extent a Bank does not receive its Pro rata share of the amount of principal, interest and other amounts made available by the Borrower to the Agent for the account of such Bank at the applicable time set forth above in this Section 5.04, such Bank shall be entitled to recover from the Agent, interest on all such amounts in respect of each day from the date such amounts were made available to the Agent by the Borrower to the date such amounts are distributed to such Bank at a rate per annum equal to the overnight federal funds effective rate.

     SECTION 5.05. PREPAYMENT. (a) The Borrower shall have the right (subject to the payment of a prepayment premium as hereinafter described in this Section 5.05), at any time or from time to time, upon two (2) Cleveland Banking Days' prior written notice (or telephonic notice promptly confirmed in writing) to prepay all or any part of the principal amount of the Loans as designated by the Borrower, subject to the provisions of Section 5.05(b) hereof, plus interest accrued on the amount so prepaid to the date of such prepayment, which notice shall promptly be transmitted by the Agent to each of the Banks.

     (b) The Borrower agrees that if LIBOR as determined as of 11:00 a.m. London time, two (2) London Banking Days' prior to the date of prepayment or acceleration of any Loans (hereinafter, "Prepayment LIBOR") shall be lower than the last LIBOR previously determined for those Loans accruing interest at LIBOR with respect to which prepayment is intended to be made or that are accelerated (hereinafter, "Last LIBOR") prior to the end of the applicable Interest Period, then the Borrower shall, upon written notice by the Agent, promptly pay to the Agent, for the account of each of the Banks, in immediately available funds, a prepayment premium measured by a rate (the "Prepayment Premium Rate") which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR. In determining the Prepayment LIBOR payable to each Bank, Agent shall apply a rate for each Bank equal to LIBOR for a deposit approximately equal to each Bank's portion of such prepayment or accelerated balance which would be applicable to an Interest Period commencing on the date of such prepayment or acceleration and having a duration as nearly equal as practicable to the remaining duration of the actual Interest Period during which such acceleration occurs or prepayment is to be made. In addition, Borrower shall immediately pay directly to each Bank the amount claimed as additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by such Bank in connection with the prepayment or acceleration upon Borrower's receipt of a written statement from such Bank. The Prepayment Premium Rate shall be applied to all or such part of the principal amounts of the Notes as related to the Loans to be prepaid, or that are accelerated and the prepayment premium shall be computed for the period commencing with the date on which such prepayment is to be made or acceleration occurs to that date which coincides with the last day of the Interest Period previously established when the Loans, which are to be prepaid or are accelerated, were made. Each voluntary prepayment of a Loan shall be in the aggregate principal sum of not less than One Million Dollars ($1,000,000) (except in the case of a Loan initially made in an aggregate amount less than One Million Dollars ($1,000,000)) and, if greater, in an integral multiple of Two Hundred Fifty Thousand Dollars ($250,000). In the event the Borrower cancels a proposed Loan subsequent to the delivery to the Agent of a Notice of Borrowing with respect to such Loan, but prior to the draw down of funds thereunder, such cancellation shall be treated as a prepayment subject to the aforementioned prepayment premium.

     (c) Each prepayment of the Term Loans shall be applied to the principal installments thereof in the inverse order of their respective maturities.

     SECTION 5.06. UNUSED COMMITMENT FEES. Borrower agrees to pay to Agent, for the Pro rata benefit of each Bank, as consideration for its Commitment hereunder, an unused commitment fee calculated at the rate of three eighths of one percent per annum (3/8%) (based on a year having 360 days and calculated for the actual number of days elapsed) from the Original Closing Date to the Termination Date, on the average daily unborrowed amount of such Bank's Revolving Loan Commitment hereunder, payable on each Quarterly Date. After any permanent reduction of the Revolving Loan Commitments pursuant to Section 3.02(b), the unused commitment fees payable hereunder shall be calculated upon the Revolving Loan Commitments of the Banks as so reduced.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     Prior to or concurrently with the execution and delivery of this Amended Credit Agreement, and as conditions precedent to the making of any Loans hereunder, the following actions shall be taken, all in form and substance satisfactory to the Agents and the Banks and their respective counsel:

     SECTION 6.01. CORPORATE AND LOAN DOCUMENTS. Borrower shall deliver or cause to be delivered to the Agents and the Banks the following documents, in all cases duly executed, delivered and/or certified, as the case may be:

     (a) Certified copies of the resolutions of the board of directors of Borrower evidencing approval of the execution, delivery and performance of this Amended Credit Agreement and the Notes provided for herein;

     (b) Certified copies of resolutions of the board of directors of the Parent evidencing approval of the execution, delivery and performance of the Amended Guaranty;

     (c) Copies of the Articles of Incorporation of Borrower, certified by the Ohio Secretary of State as of a recent date;

     (d) Copies of the Articles of Incorporation of the Parent, certified by the Ohio Secretary of State as of a recent date;

     (e) Code of Regulations of Borrower, certified as true and complete as of the Closing Date by the secretary of Borrower;

     (f) Code of Regulations of Parent, certified as true and complete as of the Closing Date by the secretary of Parent;

     (g) Borrower good standing certificate from the State of Ohio as of a recent date;

     (h) Parent good standing certificate from the State of Ohio as of a recent date.

     (i) A certificate of the secretary or assistant secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Amended Credit Agreement and the Notes, together with the true signatures of such officers.

     (j) A certificate of the secretary or assistant secretary of Parent certifying the names of the officers of Parent authorized to sign the Amended Guaranty, together with the true signatures of such officers.

     (k) The Borrower, the Agents, and the Banks shall have executed and delivered counterparts of the Amended Credit Agreement.

     (l) The Parent shall have executed and delivered the Amended Guaranty to the Agent and the Banks.

     (m) A certificate of the secretary or assistant secretary of Borrower certifying that as of the date of this Amended Credit Agreement and after giving effect thereto (i) there shall exist no Possible Default or Event of Default and
(ii) all representations and warranties contained herein shall be true and correct in all material respects.

     (n) A certificate of the secretary or assistant secretary of Parent certifying that as of the date of this Amended Credit Agreement and after giving effect thereto (i) there shall exist no Possible Default or Event of Default and
(ii) all representations and warranties contained herein shall be true and correct in all material respects.

     SECTION 6.02. OPINION OF COUNSEL FOR PARENT. Borrower shall deliver or caused to be delivered to the Agents and the Banks a favorable opinion of counsel for the Parent as to the due authorization, execution and delivery, and legality, validity, and enforceability of the Amended Guaranty and such other matters as the Agents and the Banks may request.

     SECTION 6.03. COMMITMENT FEE. Borrower shall, on or before the Closing Date, pay to Agent a commitment fee equal to 5 basis points of the total Commitment of the Banks under this Amended Credit Agreement.

     SECTION 6.04. JUDGMENT, ORDERS. On the Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the consummation of the transactions contemplated by this Amended Credit Agreement.

     SECTION 6.05. LITIGATION. On the Closing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Amended Credit Agreement or the transactions contemplated hereby or (b) which the Agents or the Banks shall determine could (i) have a Material Adverse Effect or (ii) have a material adverse effect on the rights or remedies of the Banks hereunder or under the Notes or Amended Guaranty or on the ability of either the Borrower or the Parent to perform its respective obligations to the Banks hereunder or under the Notes or the Amended Guaranty.

     SECTION 6.06. NOTICE OF BORROWING. Prior to the making of each Loan, the Agent shall have received a Notice of Borrowing satisfying the requirements of
Section 5.01.

     SECTION 6.07. OPINION OF COUNSEL FOR BORROWER. Borrower shall deliver or cause to be delivered to the Agents and the Banks a favorable opinion of counsel for the Borrower as to the due authorization, execution and delivery, and legality, validity and enforceability of the Amended Credit Agreement and the Notes and such other matters as the Agents and the Banks may request.

     SECTION 6.08. PAYMENT OF FEES. On the Closing Date, the Borrower shall have paid to the Agents and the Banks all costs, fees and expenses, and all other compensation contemplated by this Amended Credit Agreement (including, without limitation, legal fees and expenses) to the extent then due.

     SECTION 6.09 ADVERSE CHANGE, ETC. From January 31, 1999 to the Closing Date, nothing shall have occurred (and neither the Banks nor the Agents shall have become aware of any facts or conditions not previously known) which the Banks or the Agents shall determine (a) has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agents, or on the ability of the Borrower or the Parent to perform its obligations to them or (b) has, or could have, a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) (a "Material Adverse Effect") of the Borrower or the Parent.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that on the Closing Date and thereafter, for so long as this Amended Credit Agreement remains in effect and until the Commitments have terminated and the principal of and interest on all Notes and all other payments due hereunder shall have been paid in full, Borrower will perform and observe all of the following provisions, namely:

     SECTION 7.01. PAYMENT OF AMOUNTS DUE. The Borrower will make all payments of the principal of and interest on the Loans and the Notes promptly as the same become due.

     SECTION 7.02. EXISTENCE, BUSINESS, ETC. The Borrower will cause to be done all things necessary to preserve and to keep in full force and effect its existence and rights and those of its Subsidiaries. The Borrower will, and will cause its Subsidiaries to, comply in all material respects with all federal, state and local laws and regulations now in effect or hereafter promulgated by any governmental authority having jurisdiction over it or them, as applicable.

     SECTION 7.03. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause its Subsidiaries to, at all times maintain, preserve, protect and keep its properties used in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and, from time to time, make all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 7.04. PAYMENT OF TAXES, ETC. The Borrower will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon its properties, before the same shall become in default or penalties attach thereto, as well as all lawful claims for same which have become due and payable which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, that the Borrower shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall be set aside on its books such reserves with respect thereto as are required by generally accepted accounting principles. Except where the liability for the tax, assessment, charge, levy or claim is limited solely to the property on which assessed and is not subject to enforcement against the Borrower, the Borrower will in all events pay such tax, assessment, charge, levy or claim before the property subject thereto shall be sold to satisfy any lien which has attached as security therefor.

     SECTION 7.05. FINANCIAL STATEMENTS. The Borrower will furnish to each Bank:

     (a) within forty-five (45) days (or fifty (50) days so long as the Parent shall not have reported an Event of Default under the Amended Guaranty to the Securities and Exchange Commission during such fiscal period nor on its most recent filing with the Securities and Exchange Commission) after the end of each of the first three (3) quarter-annual fiscal periods of each of the Borrower's fiscal years, an unaudited consolidated and consolidating balance sheet of the Parent, the Borrower and their respective Subsidiaries as at the end of that period and an unaudited consolidated and consolidating statement of earnings of the Parent, the Borrower and their respective Subsidiaries for the Borrower's current fiscal year to the end of that period, all prepared in form and detail in accordance with generally accepted accounting principles, consistently applied, and certified by a Chief Financial Officer of the Parent, together with a certificate of a senior officer of the Borrower (i) specifying the nature and period of existence of each Event of Default and/or Possible Default, if any, and the action taken, being taken or proposed to be taken by the Borrower in respect thereof, or if none, so stating, (ii) certifying that the representations and warranties of the Borrower set forth in Article IX hereof are true and correct as of the date of such certificate, or, if not, all respects in which they are not and (iii) certifying compliance by the Borrower with the covenants contained in Section 8.13;

     (b) within ninety (90) days (or ninety-five (95) days so long as the Parent shall not have reported an Event of Default under the Amended Guaranty to the Securities and Exchange Commission during such fiscal period nor on its most recent filing with the Securities and Exchange Commission) after the end of each of the Borrower's fiscal years, complete audited annual financial statements of the Parent, the Borrower and their respective Subsidiaries for that year prepared on a consolidated basis and unaudited on a consolidating basis and in form and detail satisfactory to the Banks, together with (i) a certificate of a senior officer of Borrower (x) specifying the nature and period of existence of each Event of Default and/or Possible Default, if any, and the action taken, being taken or proposed to be taken by Borrower in respect thereof or, if none, so stating, and (y) certifying that the representations and warranties of the Borrower set forth in Article IX hereof are true and correct as of the date of such certificate, or, if not, all respects in which they are not, and (ii) a fully completed covenant compliance worksheet in the form and substance of
Schedule 7.05 hereof relating to such fiscal year duly certified by the Borrower's accountants; and

     (c) forthwith upon the Agent's or any Bank's written request, such other information about the financial condition, properties and operations of Borrower and its Subsidiaries, including, but not limited to, financial statements, rent rolls and other similar information for each Subsidiary of the Borrower, in each case as the Agent or that Bank may from time to time reasonably request.

     SECTION 7.06. INSPECTION. The Borrower will and will cause each Subsidiary to permit its properties and records to be examined at all reasonable times by the Agent and each of the Banks.

     SECTION 7.07. ENVIRONMENTAL COMPLIANCE. The Borrower will comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which Borrower or any Subsidiary owns property, operates, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. The Borrower will furnish to the Banks promptly after receipt thereof a copy of any notice the Borrower or any Subsidiary may receive from any governmental authority, private person or entity or otherwise that any litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against the Borrower or such Subsidiary, any real property in which the Borrower or such Subsidiary holds any interest or any past or present operation of the Borrower or such Subsidiary. The Borrower will not allow the storage, release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which Borrower holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this subsection "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. The Borrower shall defend, indemnify and hold the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of the Borrower or any Subsidiary with any Environmental Law provided that, so long as and to the extent that the Banks are not required to make any payment or suffer to exist any unsatisfied judgment, order or assessment against them, the Borrower may pursue rights of appeal to comply with such Environmental Laws. In any case of noncompliance with any Environmental Law by a Subsidiary, the Banks' recourse for indemnity in respect of the matters provided for in this Section shall be limited solely to the property of the Subsidiary holding title to the property involved in such noncompliance and such recovery shall not be a lien, or a basis of a claim of lien or levy of execution, against either the Borrower's general assets or the general assets of any of its Subsidiaries.

     SECTION 7.08. ERISA. (a) At the request of any Bank, the Borrower will deliver to each Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notes delivered to the Banks pursuant to this Section 7.08, copies of any notices received by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than (10) days after the date such notice has been filed with the Internal Revenue Service or the PBGC or such notice has been received by the Borrower or such Subsidiary or such ERISA Affiliate, as applicable.

     (b) As soon as possible and, in any event, within ten (10) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of an authorized officer of the Borrower setting forth details as to the occurrence and such action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposed to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

          (i) that a Reportable Event has occurred;

          (ii) that an accumulated funding deficiency has been incurred or any application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan;

          (iii) that a contribution required to be made to a Plan has not been timely made;

          (iv) that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA;

          (v) that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code;

          (vi) that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan;

          (vii) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; (viii) that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under
     Section 4062, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975, or 4980 of the Code or Sections 409 or 502(i) or 501(1) of ERISA; or

          (ix) that the Borrower or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA).

     SECTION 7.09. INSURANCE. The Borrower will and will cause each of its Subsidiaries to (a) keep itself and all of its insurable properties insured at all times to such extent, by such insurers, and against such hazards and liabilities as is generally and prudently done by like businesses, it being understood that the Parent, the Borrower and each Subsidiary has obtained a fidelity bond for each of its employees that handle funds, (b) give each Bank prompt written notice of each material change in the Borrower's or any Subsidiary's insurance coverage and the details of the change and (c) forthwith upon any Bank's written request, furnish to each Bank such information about the Borrower's or any Subsidiary's insurance as any Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to each Bank and certified by an officer of the Borrower or such Subsidiary, as applicable.

     SECTION 7.10. MONEY OBLIGATIONS. The Borrower will and will cause each Subsidiary to pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings diligently pursued) for which it may be or become liable or to which any or all of its properties may be or become subject, (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. ~~206-207) or any comparable provisions, and
(c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings diligently pursued) before such payment becomes overdue except where the failure to make such payments, either singly or in the aggregate, would not have a Material Adverse Effect on the Borrower and provided that Borrower shall promptly give written notice to the Administrative Agent of any such non-payments, which written notice the Administrative Agent will promptly deliver to each Bank.

     SECTION 7.11. RECORDS.  The Borrower will and will cause each Subsidiary to
(a) at all times maintain true and complete records and books of account, and without limiting the generality of the foregoing, maintain appropriate reserves for possible losses and liabilities, all in accordance with generally accepted accounting principles applied on a basis not inconsistent with its present accounting procedures, and (b) at all reasonable times permit any Bank to examine the Borrower's or any Subsidiary's books and records and to make excerpts therefrom and transcripts thereof.

     SECTION 7.12. FRANCHISES. The Borrower will and will cause each Subsidiary to preserve and maintain at all times its corporate existence, rights and franchises; provided that this Section 7.12 shall not prohibit any merger, consolidation, dissolution or transfer permitted by Section 8.02.

     SECTION 7.13. NOTICE. The Borrower will cause its Chief Financial Officer, or in his or her absence another officer designated by the Chief Financial Officer, to promptly notify the Banks whenever:

     (a) any Event of Default or Possible Default may occur hereunder or any representation or warranty made in Article IX hereof or elsewhere in this Amended Credit Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete; and/or

     (b) any Subsidiary shall (i) be in default of any material (either with respect to the Subsidiary or the Borrower) obligation for payment of borrowed money or, to the knowledge of Borrower, any material obligations in respect of guarantees, taxes and/or indebtedness for goods or services purchased by, or other contractual obligations of, such Subsidiary and/or (ii) not, to the knowledge of Borrower, be in compliance with any law, order, rule, judgments, ordinance, regulation, license, franchise, lease or other agreement that has or could reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Subsidiary, and/or (iii) Borrower and/or the Subsidiary shall have received or have knowledge of any actual, pending or threatened claim, notice, litigation, citation, proceeding, or demand relating to any matter(s) described in subsections (i) and (ii) of this Section 7.13; and/or

     (c) the Borrower shall be in default of any guarantee permitted by Section 8.07(b).

     SECTION 7.14. POST CLOSING ITEMS. The Borrower will promptly perform and complete to the satisfaction of the Agent each of the matters, if any, set forth on Schedule 7.14 attached hereto (the "Post Closing Items") on or before the date set forth on Schedule 7.14 for the performance and completion thereof (the "Satisfaction Date").

     SECTION 7.15. FURTHER ASSURANCES. The Borrower agrees to execute and deliver to the Agent and/or the Banks any agreements, documents and instruments, including, without limitation, additional Notes as replacements or substitutions as may be required by the Agent and/or the Banks, and to take such other actions as reasonably requested by the Agent to effect the transactions contemplated hereby.

     SECTION7.16. NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three (3) Cleveland Banking Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice to the Banks of (a) the occurrence of any event which constitutes a Possible Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and
(b) the commencement of, or written threat of, or any significant development in, any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under the Notes.

     SECTION 7.17. USE OF PROCEEDS. All proceeds of the Loans shall be used as provided in Sections 2.02(a) or 3.04, as applicable.

     SECTION 7.18. USE OF PROCEEDS OF THE SENIOR NOTES. The net proceeds of the Senior Notes, as the same shall be contributed by the Parent to the Borrower as capital, shall be used by the Borrower for general corporate purposes of the Borrower, including projects under current development.

     SECTION 7.19. YEAR 2000 COMPLIANCE EFFORTS. The Borrower will, and will cause each Subsidiary to, take all reasonable actions to ensure that its computer based systems are able to effectively process data, including dates on and after January 1, 2000 and to avoid serious disruption to its business or operations and will notify the Agent of any material risk of its inability to so process data and avoid serious disruption which could have a Material Adverse Effect on such Person.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

Borrower covenants and agrees that as of the Closing Date, and thereafter for so long as this Amended Credit Agreement is in effect and until the Commitments and all letters of credit are terminated, no Notes are outstanding and the Loans, together with interest, fees and all other obligations incurred hereunder, are paid in full, the Borrower will observe all of the following provisions, namely:

     SECTION 8.01. PLAN. Neither the Borrower nor any Subsidiary will suffer or permit any Plan to be amended if, as a result of such amendment, the current liability under the Plan is increased to such an extent that security is required pursuant to Section 307 of the ERISA. As used herein, "current liability" means current liability as defined in Section 307 of ERISA.

     SECTION 8.02. COMBINATIONS. The Borrower will not dissolve or liquidate, and will not permit any Subsidiary to dissolve or liquidate, except in the ordinary course of business to the extent that no Material Adverse Effect is thereby suffered by Borrower. The Borrower will not and will not permit any Subsidiary to be a party to any consolidation or merger; provided, that this Section shall not apply to (i) any merger of a Subsidiary into Borrower (with Borrower being the surviving corporation) or into another Subsidiary, (ii) any consolidation of a Subsidiary with another Subsidiary, or (iii) a merger of Borrower into Parent on such terms that the surviving corporation will be liable for all obligations of Borrower arising under this Amended Credit Agreement.

     SECTION 8.03. BULK TRANSFERS. The Borrower will not and will not permit a Subsidiary to be a party to any lease, sale or other transfer involving all or a substantial part of the assets of the Companies as a whole; provided, that this Section shall not apply to (a) any transfer of assets by a Subsidiary to Borrower or another Subsidiary, (b) the transfer of assets to a trustee (other than a trustee for the benefit of creditors) in connection with a building project involving such assets, or (c) any transfer effected in the normal course of business and on commercially reasonable terms.

     SECTION 8.04. BORROWINGS. The Borrower will not and will not permit any Subsidiary to create, assume or suffer to exist any indebtedness for borrowed money or any Funded Indebtedness of any kind; provided, that this Section shall not apply to (a) any Loans obtained hereunder, (b) any indebtedness of Borrower or of any Subsidiary created in the course of purchasing or developing real estate or financing construction or other improvements thereon or purchasing furniture, fixtures or other equipment therefor or any other related indebtedness of Borrower or of any Subsidiary for borrowed money or any refinancings thereof, provided that neither Borrower nor any Subsidiary (other than a Subsidiary whose sole assets consist of contiguous parcels of land which are being purchased or developed with such financing, the improvements, if any, thereon, furniture, fixtures and other equipment used in connection therewith, receivables incurred by tenants in connection therewith and the proceeds of such receivables and other property directly obtained from the ownership of such assets) shall have any personal liability for such indebtedness, the creditors' recourse being solely to the property being pledged as collateral for such indebtedness and the income therefrom, (c) any Funded Indebtedness hereafter incurred by the Borrower or any Subsidiary that is fully subordinated, by written agreement in form and substance satisfactory to the Banks, which agreements shall include, among others, terms providing that such subordinated indebtedness (i) shall be unsecured, (ii) shall have a maturity date of at least four (4) years beyond the maturity date of the Revolving Loans, including all extensions thereof and including the term of any Term Loans made upon the Termination Date and (iii) shall be subject to a stand still period of at least twelve (12) months, in favor of the prior payment in full of the Borrower's Debt to the Banks, and provided further that all proceeds of such Funded Indebtedness shall be used to repay the outstanding principal amounts of the Loans, or (d) indebtedness under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement provided by one or both of the Agents and offered on a Pro rata basis to the Banks and designed to hedge the position of the Borrower or any Subsidiary with respect to interest rates, relating to indebtedness otherwise permitted under this Section 8.04.

     SECTION 8.05. LIENS. The Borrower will not and will not permit any Subsidiary to (a) acquire any property subject to any inventory consignment, land contract or other title retention contract, (b) other than the periodic sale by Borrower or any Subsidiary of any mortgages held by Borrower or such Subsidiary, sell or otherwise transfer any receivables, or (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, financing statement or lien of any kind or nature other than:

          (i) any lien for a tax, assessment or governmental charge or levy so long as the payment thereof is not at the time required by Section 7.10 hereof;

          (ii) any lien securing only its workers' compensation, unemployment insurance and similar obligations;

          (iii) any mechanic's, carrier's or similar common law or statutory lien incurred in the normal course of business;

          (iv) any transfer of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business;

          (v) any mortgage, security interest or other lien securing only indebtedness permitted by clause (b) of Section 8.04;

          (vi) any lien permitted by Section 8.15 hereunder;

          (vii) any transfer of receivables without recourse;

          (viii) any assignment of rents, profits and/or cash flows derived from particular real estate given as additional security to a mortgage or security interest on such real estate permitted by this Section 8.05, provided, that the mortgage or security interest encumbers only the real property in question;

          (ix) any financing statement perfecting a security interest permitted by this Section;

          (x) easements, restrictions, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of the Borrower's or any Subsidiary's real property; or

          (xi)  any   mortgage,   security   interest  and  lien   securing  any
     indebtedness incurred to the Banks under this Amended Credit Agreement.

     SECTION 8.06. LOANS. The Borrower will not and will not permit any Subsidiary to knowingly make or have outstanding at any time to any third party, any advance or loan of any kind other than:

     (a) any loan secured solely by mortgages on real estate and not exceeding eighty per cent (80%) of the value of the real estate as appraised by the lender (provided, however, that in the case of any federally insured loan, the amount of the loan may be up to one hundred percent (100%) of such appraised value),
(b) any loan from Borrower to one of its Subsidiaries or from such a Subsidiary to Borrower, provided, that any such loan from a Subsidiary to the Borrower shall be subordinated in all respects to the Borrower's Debt to the Banks on the terms set forth in Section 8.04(c) herein and shall be on such terms and conditions as may be satisfactory to the Banks or (c) any advance or loan made in the normal course of business of acquiring properties for, or developing properties of, the Borrower or any Subsidiary.

     SECTION 8.07. GUARANTEES. The Borrower will not and will not permit any Subsidiary to pledge its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another (including, without limitation, the indebtedness of the Parent under the Senior Notes), whether as guarantor (whether of payment or of collection), surety, co-maker, endorser or by agreeing conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind, or otherwise, except for:

     (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the normal course of business;

     (b) any guarantee of the completion of a real estate building project if the Borrower or any Subsidiary is the developer of the project or has a property interest in the project, provided, that such guarantee contains balancing provisions satisfactory to the Banks and provided, further, that no debt service guarantees or balancing guarantees through lease-up shall be permitted;

     (c) [Reserved.];

     (d) any indemnity or guarantee of a surety bond for the performance by some customer of the Borrower or any Subsidiary of the customer's obligations under a land development contract;

     (e) any guarantee by Borrower of the equity investment or performance of a Subsidiary (other than any obligations of such Subsidiary incurred for borrowed money) in connection with a real estate project in favor of a partner or partnership in which such Subsidiary is a general partner, when Borrower deems it to be in its best interest not to be a partner or have a direct interest in the partnership;

     (f) Borrower's guarantee of up to Six Million Eight Hundred Thousand Dollars ($6,800,000) of the Wisconsin Park Associates' letter of credit; and

     (g) guarantee(s) by Borrower not permitted under the provisions of Subsections (a) through (f), inclusive, of this Section 8.07 of up to an aggregate principal amount of indebtedness not at any time exceeding an amount equal to (i) Four Million Five Hundred Thousand Dollars ($4,500,000) minus (ii) all amounts subject to guarantee(s) permitted by Section 9.12(f) of the Amended Guaranty. Borrower shall provide a written report to each of the Banks within forty-five (45) days after the end of each quarter-annual fiscal period of Borrower identifying each guarantee of Borrower then outstanding that is not permitted by the provisions of subsections (a) through (f), inclusive, of this
Section 8.07.

     For purposes of Section 8.07(b), the term "balancing provisions" means provisions that (i) require additional funds to be contributed to a project by an obligor, which will be disbursed to pay construction costs prior to any further disbursements by a lender of loan proceeds and (ii) are generally in effect when the cost to complete a project exceeds the amount of loan proceeds remaining to be disbursed by the lender.

     SECTION 8.08. AMENDMENT OF ARTICLES OF INCORPORATION AND/OR REGULATIONS. The Borrower will not amend, modify or supplement its articles of incorporation or its code of regulations in any material respect that would be detrimental to the performance by the Borrower of its obligations under this Amended Credit Agreement or the Notes or the rights of the Agent or the Banks under this Amended Credit Agreement or the Notes.

     SECTION 8.09. FISCAL YEAR. Except as required by law, or required in connection with a transaction permitted under Section 8.02 hereof, the Borrower will not change its fiscal year without the consent of the Banks, which consent shall not be unreasonably withheld.

     SECTION 8.10. REGULATION U. The Borrower will not, and will not permit its Subsidiaries to, directly or indirectly, (a) apply any part of the proceeds of any Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder, (b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire Indebtedness which was incurred to purchase or carry any such margin stock.

     SECTION 8.11. NO PLEDGE. The Borrower will not sell, assign, pledge or otherwise dispose of or encumber any of its partnership interests or other equity interests in any of its Subsidiaries, except as permitted under Section 8.02.

     SECTION 8.12.  TRANSACTIONS WITH AFFILIATES.  Except for loans permitted by
Section 8.06 of this Amended Credit Agreement, the Borrower will not and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable as would be obtainable by the Borrower or such Subsidiary, at the time, in a comparable arm's-length transaction with a Person other than an Affiliate.

     SECTION 8.13. DEBT SERVICE COVERAGE RATIO. (a) The Borrower will not permit the Debt Service Coverage Ratio in each case for the four (4) consecutive quarters ending on each January 31, April 30, July 31 and October 31 to be less than 1:20:1.00.

     (b) In the event of a violation of Section 8.13(a), the Borrower will have thirty (30) days from the due date of the most recent financial statement and covenant compliance certificate delivered in accordance with Section 7.05 to correct such violation. If the Borrower is unwilling or unable to cure such violation within such thirty (30) day period, the Revolving Loan Commitments will be terminated and the then outstanding amount of the Revolving Loans will be converted to Term Loans as provided in Section 2.02(a), subject to the provisions contained in Sections 2.02(b), 2.03 and 2.05. Interest shall be paid in accordance with Article IV, provided, that the Indicated Spread for such Term Loans subject to the LIBOR Rate Option shall be two hundred fifty (250) basis points and to the Prime Rate Option shall be seventy-five (75) basis points. From and after the conversion of the Revolving Loans to the Term Loans pursuant to this Section 8.13(b), the Borrower will not permit the Debt Service Coverage Ratio in each case for the four (4) consecutive quarters ending on each January 31, April 30, July 31 and October 31 to be less than 1.00:1.00.

     SECTION 8.14(a) RESTRICTIONS ON DISTRIBUTIONS DURING AN EVENT OF DEFAULT OTHER THAN A PAYMENT DEFAULT. If any Event of Default has occurred and is continuing, or if any Event of Default would occur as a result thereof, other than a Payment Default, the Borrower shall not directly or indirectly declare, make, or pay any Dividends in respect of its Capital Stock, or, notwithstanding any other provision of the Amended Credit Agreement to the contrary, make any loans or advances to the Parent (any such Dividends, loans, or advances are referred to hereinafter as "Distributions") in excess of the sum of the amounts sufficient to pay, when due, all interest payments in respect of the Senior Notes and the amounts sufficient to pay, when due, all taxes of the Parent (collectively, "Permitted Distributions"); provided that any Permitted Distributions shall be applied by the Parent strictly to the permitted uses specified above.

     SECTION 8.14(b) RESTRICTIONS ON DISTRIBUTIONS DURING A PAYMENT DEFAULT. In the event of and during the continuance of any Payment Default, the Borrower shall not directly or indirectly declare or pay any Distributions to the Parent.

     SECTION 8.15. CROSS COLLATERALIZATION AND CROSS DEFAULTS. Except as permitted in this Section 8.15, the Borrower shall not and shall not permit any Subsidiary to (a) cross-default or agree to cross-default any indebtedness permitted under this Amended Credit Agreement to this Amended Credit Agreement or the Debt incurred hereunder; (b) agree to any of the financial covenants of Borrower contained herein under any other indebtedness permitted under this Amended Credit Agreement which would effectuate a cross-default with this Amended Credit Agreement or the Debt incurred hereunder; or (c) cross-collateralize, or agree to cross-collateralize indebtedness owing to any one lender under one or more different loan agreements or arrangements, provided, that the cross-defaulted and/or cross-collateralized indebtedness set forth on Schedule 8.15 attached hereto shall be permitted.

     Notwithstanding the foregoing clauses of this Section 8.15, (i) with respect to construction projects which are constructed in multiple phases and/or stabilized properties, Borrower and any Subsidiary shall be permitted to cross-default and/or cross-collateralize any indebtedness permitted under this Amended Credit Agreement, but only if the phases to be cross-collateralized and/or cross-defaulted consist of a single identifiable project; and (ii) in the event of a completion guaranty of a construction loan, the Borrower and any Subsidiary shall be permitted to (a) cross-default any indebtedness permitted under this Amended Credit Agreement with this Amended Credit Agreement or the Debt created hereunder or (b) agree to any of the financial covenants of the Borrower contained herein under any other indebtedness permitted under this Amended Credit Agreement which effectuates a cross-default with this Amended Credit Agreement or the Debt incurred hereunder; provided that the completion guaranty and any other relevant documents relating to such construction loan provide that if the construction project is performing (i.e. construction is on schedule and on budget) and otherwise the construction loan is not in default (after any required notice and the lapse of any applicable cure period), an Event of Default under this Amended Credit Agreement shall not permit the construction lender to call upon its completion guaranty to fund construction costs. In order for a construction lender to call a default due to an Event of Default under this Amended Credit Agreement, the Banks must have provided written notice of the Event of Default to the Borrower and all applicable cure periods shall have lapsed without remedy.

     SECTION 8.16. SENIOR NOTES. Borrower shall not alter, amend, change or modify the terms of the Senior Notes (a) to allow the maturity date of the Senior Notes to be less than ten (10) years from the date of issue, (b) to provide for payment of interest under the Senior Notes less frequently than semi-annually, or (c) to modify the redemption provisions contained therein, including adding additional redemption provisions.

                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES

     Subject only to such exceptions, if any, as may be fully disclosed in an officer's certificate in the form of Schedule 9.00 hereto furnished by Borrower to each Bank prior to the execution and delivery hereof, Borrower represents and warrants as follows:

     SECTION 9.01. EXISTENCE. Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio and is duly qualified to transact business and is in good standing as a foreign corporation in all jurisdictions (other than jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter) where the nature of the property owned and business transacted by Borrower render such qualification necessary. Each of the Borrower's Subsidiaries is duly organized and existing in good standing in the jurisdiction of its incorporation or formation. The Borrower and each of its Subsidiaries has full power, authority, and legal right to own and operate its respective properties and to carry on the business in which it engages and intends to engage.

     SECTION 9.02. RIGHT TO ACT. No registration with or approval of any governmental agency of any kind is required for the due execution and delivery or for the enforceability of this Amended Credit Agreement and any Note issued pursuant to this Amended Credit Agreement. Borrower has legal power and right to execute and deliver this Amended Credit Agreement and any Note issued pursuant to this Amended Credit Agreement and to perform and observe the provisions of this Amended Credit Agreement and any Note issued pursuant hereto and all such actions have been duly authorized by all necessary corporate action of Borrower. By executing and delivering this Amended Credit Agreement and any Note issued pursuant to this Amended Credit Agreement and by performing and observing the provisions of this Amended Credit Agreement and any Note issued pursuant hereto, Borrower will not violate any existing provision of its Articles of incorporation, code of regulations or by-laws or any applicable law or violate or otherwise become in default under any existing contract, agreement, indenture or other obligation binding upon Borrower. The officers executing and delivering this Amended Credit Agreement on behalf of Borrower have been duly authorized to do so.

     SECTION 9.03. BINDING EFFECT. This Amended Credit Agreement constitutes a valid and binding agreement of the Borrower, and the Amended Guaranty constitutes a valid and binding agreement of the Parent, in both cases enforceable in accordance with their respective terms, and the Notes, when executed and delivered in accordance with this Amended Credit Agreement, will constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms.

     SECTION 9.04. LITIGATION. No litigation or proceeding is pending or being threatened against Borrower or any Subsidiary before any court or any administrative agency which might, if successful, be expected to have a Material Adverse Effect on Borrower, or to have a material adverse effect on the ability of the Borrower to perform its obligations to the Banks hereunder or under the Notes. The Internal Revenue Service has not alleged any default by Borrower or any Subsidiary in the payment of any tax or threatened to make any assessment in respect thereof.

     SECTION 9.05. EMPLOYEE RETIREMENT INCOME SECURITY ACT. No material Plan established or maintained by Borrower or any Domestic Subsidiary, which is subject to Part 3 of Subtitle B of Title I of ERISA, had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such Plan to which Part 3 of Subtitle B of Title I of that Act applied, and no material liability to the PBGC, has been, or is expected by Borrower or any Domestic Subsidiary to be, incurred with respect to any such Plan by Borrower or any Domestic Subsidiary.

     SECTION 9.06. ENVIRONMENTAL COMPLIANCE. To the best of Borrower's knowledge, Borrower and each Subsidiary are in compliance with any and all Environmental Laws including, without limitation, all Environmental Laws in all jurisdictions in which Borrower or any Subsidiary owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or threatened against Borrower or any Subsidiary, any real property in which Borrower or any Subsidiary holds or has held an interest or any past or present operation of Borrower or any Subsidiary. To the best of Borrower's knowledge, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred, on, under, from, or to any real property in which Borrower or any Subsidiary holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this subsection, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise.

     SECTION 9.07. SOLVENCY. Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of this Amended Credit Agreement or any Note to the Banks. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

     SECTION 9.08. FINANCIAL STATEMENTS. The annual financial statements of Borrower prepared as of January 31, 1999, certified by Borrower's Chief Financial Officer and heretofore furnished to each Bank, are true and complete, have been prepared in accordance with GAAP applied on a basis consistent with those used by Borrower during its immediately preceding full fiscal year and fairly present its financial condition as of those dates and the results of its operations for the periods set forth therein. Since January 31, 1999 there has been no material adverse change in Borrower's financial condition, properties or business or in the financial condition, properties or business of any Subsidiary other than any change which has been previously disclosed to the Banks.

     SECTION 9.09. DEFAULTS. No Event of Default or Possible Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

     SECTION 9.10. OPERATIONS. The Borrower and its Subsidiaries have obtained and continue to possess all permits, licenses and authorizations the absence of which would materially and adversely affect the Borrower's or a Subsidiary's ability to carry on its business in the ordinary course.

     SECTION 9.11. TITLE TO PROPERTIES; PATENTS, TRADE MARKS, ETC. The Borrower and its Subsidiaries have good and marketable title to all of their properties and assets, including, without limitation, the properties and assets reflected in the financial statements referred to in Section 9.08 (excepting, however, inventory and other immaterial assets, in each case sold or otherwise disposed of in the ordinary course of business subsequent to the date of such financial statements). There are no Liens of any nature whatsoever on any of the properties or assets of the Borrower and its Subsidiaries other than such as are permitted under Section 8.05. The Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, and licenses and rights with respect to the foregoing necessary for the conduct of their respective businesses as now conducted, without any known conflict with the valid rights of others which would be inconsistent with the conduct of its business substantially as now conducted and as currently proposed to be conducted.

     SECTION 9.12. COMPLIANCE WITH OTHER INSTRUMENTS. The Borrower and, to the best of the Borrower's knowledge, each Subsidiary is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any evidence of indebtedness. Neither the execution and delivery of this Amended Credit Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof will violate the provisions of any applicable law or of any applicable order or regulations of any governmental authority having jurisdiction over the Borrower or its Subsidiaries, or will conflict with any material permit, license or authorization, or will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or of any agreement or instrument to which the Borrower is now a party, or will constitute a default thereunder, or will result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any Subsidiary.

     SECTION 9.13. MATERIAL RESTRICTIONS. Neither the Borrower nor any of its Subsidiaries are a party to any agreement or other instrument or subject to any other restriction which would have a Materially Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

     SECTION 9.14. CORRECTNESS OF DATA FURNISHED. This Amended Credit Agreement and all schedules and exhibits attached hereto do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading; and there is no fact not otherwise disclosed in writing to the Agent which, to the knowledge of the Borrower, would have a Material Adverse Effect on the Borrower and its Subsidiaries.

     SECTION 9.15. TAXES. The Borrower and each of its Subsidiaries has (a) timely filed all returns required to be filed by it with respect to all taxes,
(b) paid all taxes shown to have become due pursuant to such returns, and (c) paid all other taxes for which a notice of assessment or demand for payment has been received other than taxes that the Borrower or such Subsidiary is contesting in good faith with appropriate proceedings. All tax returns have been prepared in accordance with all applicable laws and requirements and accurately reflect in all material respects the taxable income (or other measure of tax) of the Borrower filing the same. The accruals for taxes contained in the financial statements referred to in Section 9.08 are adequate under GAAP to cover all liabilities for taxes for all periods ending on or before the date of such financial statements and include adequate provision for all deferred taxes (including deferred federal taxes), and nothing has occurred subsequent to that date to make any of such accruals inadequate. All taxes for periods beginning after the date of this Amended Credit Agreement through and including the Closing Date have been paid or are adequately reserved against on the books of the Borrower. The Borrower and each of its Subsidiaries has timely filed all information returns or reports which are required to be filed and has accurately reported all information required to be included on such returns or reports. There are no proposed assessments of taxes against the Borrower or any of its Subsidiaries nor proposed adjustments to any tax return filed that, individually or in the aggregate, wold have a Material Adverse Effect on the Borrower.

     SECTION 9.16. COMPLIANCE WITH LAWS. Except as disclosed on Schedule 9.16, the Borrower and, to the best of the Borrower's knowledge, each of its Subsidiaries is in compliance in all material respects with all material laws, rules, regulations, court orders and decrees, and orders of any governmental agency which are applicable to the Borrower or its Subsidiaries or to their respective properties.

     SECTION 9.17. REGULATION U, ETC. The Borrower does not own, nor does it have any present intention of acquiring, any "margin stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of the Loans will not be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness or other liability which was originally incurred to purchase or carry, any margin stock or for any other purpose which might cause the transactions contemplated hereby to be considered a "purpose credit" within the meaning of said Regulation U, or which might cause this Amended Credit Agreement to violate Regulation U, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934. Upon request, the Borrower will promptly furnish the Agent with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

     SECTION 9.18. HOLDING COMPANY ACT. The Borrower is not a "Holding Company" or a "Subsidiary Company" of a "Holding Company", or an "Affiliate" of a "Holding Company" or of a "Subsidiary Company" of a "Holding Company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     SECTION 9.19. SECURITIES ACT, ETC. Neither the registration of any security under the Securities Act of 1933, as amended, or any other federal, state or local securities laws, nor the qualification of the Amended Credit Agreement, the Notes and/or the Amended Guaranty under the Trust Indenture Act of 1939, as amended, is required in connection with the Loans or the issuance and delivery of the Notes pursuant hereto.

     SECTION 9.20. INVESTMENT COMPANY ACT. The Borrower is not, nor immediately after the application by the Borrower of the proceeds of each Loan will the Borrower be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 9.21. INDEBTEDNESS OF SUBSIDIARIES. No Subsidiary has any indebtedness for borrowed money other than (a) on terms that limit recourse for the payment thereof to the real property or other assets of the Subsidiary securing such indebtedness, provided, that the assets securing such indebtedness were acquired or developed with the proceeds of such indebtedness, or (b) such indebtedness owed by a Subsidiary the sole assets of which consist of contiguous parcels of land, the improvements, if any, thereon, furniture, fixtures and other equipment used in connection therewith, receivables incurred by tenants in connection therewith and the proceeds of such receivables and other property directly obtained from the ownership of such assets.

     SECTION 9.22. GUARANTEES. All outstanding guarantees, including, but not limited to completion guarantees, issued by Borrower and the maximum amounts guaranteed pursuant to each such guaranty are set forth on Schedule 9.22 attached hereto.

     SECTION 9.23. FUNDED INDEBTEDNESS. Schedule 9.23 attached hereto sets forth a complete and accurate list of all Funded Indebtedness, including, but not limited to, intercompany Funded Indebtedness, of each of the Parent and the Borrower (other than the Loans). All such intercompany Funded Indebtedness is subordinated in all respects to Borrower's Debt to the Banks.

     SECTION 9.24. YEAR 2000 COMPLIANCE. The Borrower and each Subsidiary has taken and will continue to take, all reasonable actions to insure that its computer based systems are able to effectively process data, including dates on and after January 1, 2000 and to avoid serious disruption to its business or operations.

                                   ARTICLE X

                               EVENTS OF DEFAULT

     Each of the following shall constitute an event of default (each an "Event of Default") hereunder:

     SECTION 10.01. PAYMENTS. If all or any installment of the principal of, or interest on, any Note, or any fee provided hereunder shall not be paid in full punctually when due and payable.

     SECTION 10.02. COVENANTS.

     (a) If Borrower shall fail or omit to perform or observe any agreement or other provision contained or referred to in Sections 7.13(a), 7.15, 7.16(a),
7.17 or Article 8 (other than Section 8.13(a)) of this Amended Credit Agreement; or

     (b) If Borrower shall fail or omit to perform or observe any agreement or other provision (other than those referred to in Sections 10.01 or 10.02(a) hereof) contained or referred to in this Amended Credit Agreement or any Related Writing that is on Borrower's part to be complied with, and Borrower shall not have corrected such failure or omission within thirty (30) days after the giving of written notice thereof to Borrower by Agent or any Bank that the specified default is to be remedied.

     SECTION 10.03. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Amended Credit Agreement or any Related Writing or any other material information furnished by Borrower to the Agents, the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

     SECTION 10.04. CROSS DEFAULT. If Borrower and/or any Subsidiary defaults in any payment of principal or interest due and owing upon any obligation for borrowed money or, in the case of the Borrower, in the payment or performance of any obligation permitted to be outstanding or incurred pursuant to Sections 8.04 or 8.05, 8.06, or 8.07 hereof, beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to accelerate the maturity of the related indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity or foreclose on any lien on property of Borrower securing the same, except that defaults in payment or performance of non-recourse obligations of Borrower or any Subsidiary shall not constitute Events of Default under this Section 10.04 unless such defaults have, individually or in the aggregate, a Material Adverse Effect on the Borrower.

     SECTION 10.05. TERMINATION OF PLAN. If (a) any Reportable Event occurs and the Banks, in their sole determination, deem such Reportable Event to constitute grounds (i) for the termination of any Plan by the PBGC or (ii) for the appointment by the appropriate United States district court of a trustee to administer any Plan and such Reportable Event shall not have been fully corrected or remedied to the full satisfaction of the Banks within thirty (30) days after the giving of written notice of such determination to Borrower by the Banks or (b) any Plan shall be terminated within the meaning of Title IV of ERISA or (c) a trustee shall be appointed by the appropriate United States district court to administer any Plan, or (d) the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

     SECTION 10.06. DOMESTIC SUBSIDIARY SOLVENCY. If (a) any Domestic Subsidiary shall (i) generally not pay its debts as such debts become due, or (ii) make a general assignment for the benefit of creditors, or (iii) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of itself or all or a substantial part of its assets, or (iv) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or
(v) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or
(vi) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of itself or of all or a substantial part of its assets, or (vii) take or omit to take any other action in order thereby to effect any of the foregoing or (viii) fail to pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or its income, profits, or properties, and/or all lawful claims for labor, materials and supplies, which, if unpaid, might become a lien or charge against such properties, in all cases before the same shall become in default, or (ix) fail to comply with any and all Environmental Laws applicable to such Domestic Subsidiary, its properties or activities, or (x) fail to observe, perform or fulfill any of its obligations, covenants or conditions contained in any evidence of indebtedness or other contract, decree, order, judgment, or instrument to which such Domestic Subsidiary is a party or by which it or its assets are bound, and (b) any such event or events described in (a) above shall in the reasonable judgment of the Banks have a Material Adverse Effect on the Borrower.

     SECTION 10.07. BORROWER'S SOLVENCY. If Borrower shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time (the "Bankruptcy Code"), or (f) file a voluntary petition under any chapter or provision of the Bankruptcy Code or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental commission of competent jurisdiction, which assumes custody or control of Borrower, approves a petition seeking reorganization of Borrower or any other judicial modification of the rights of its creditors, or appoints a receiver, custodian, trustee, interim trustee or liquidator for Borrower or of all or a substantial part of its assets, or (h) take or omit to take any action in order thereby to effect any of the foregoing.

     SECTION 10.08. CHANGE OF OWNERSHIP. If a Change of Ownership Event shall occur.

     SECTION 10.09. JUDGMENTS. If one or more judgments or decrees shall be entered against the Borrower involving a liability (not paid or fully covered by a reputable and solvent insurance company) in excess of $5,000,000 for all such judgments or decrees and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof.

     SECTION 10.10. DEFAULT UNDER GUARANTY OR SENIOR NOTES. If the Parent defaults in the payment or performance of any obligation in the Amended Guaranty or in the performance of any other agreement, covenant, term or condition in the Amended Guaranty, other than a violation of Section 9.14(a) of the Amended Guaranty, or in the payment or performance of any obligation under the Senior Notes or the Indenture (after giving effect to any applicable grace periods), or in the performance of any other agreement, covenant, term or condition in the Senior Notes or the Indenture (after giving effect to any applicable grace periods).

     SECTION 10.11. DEFAULT UNDER SUBORDINATION AGREEMENT. If the Parent defaults in the performance of any obligation in the Subordination Agreement or in the performance of any other agreement, covenant, term or condition in the Subordination Agreement (which default shall only be an Event of Default hereunder when Agent provides written notice of such default to the Parent and/or the Borrower).

                                   ARTICLE XI

                             REMEDIES UPON DEFAULT

     Notwithstanding any contrary provision or inference herein or elsewhere, the Banks may take any or all of the following actions if any Event of Default occurs and is continuing:

     SECTION 11.01. OPTIONAL DEFAULTS. If any Event of Default referred to in Sections 10.01, 10.02(a), 10.02(b), 10.03, 10.04, 10.05, 10.06, 10.07 (other than (e), (f) or (g) thereof) and/or 10.08. 10.09, 10.10 or 10.11 shall occur, the Required Banks shall have the right in their discretion, by directing the Agent, on behalf of the Banks, to give written notice to Borrower, and to

     (a) terminate the Commitments and the credits hereby established and any letter of credit which may be terminated in accordance with its terms, in each case, if not theretofore terminated, and forthwith upon such election the obligations of the Banks, and each thereof, to make any further Loan or Loans and/or issue further letters of credit hereunder immediately shall be terminated, and/or

     (b) accelerate the maturity of all of Borrower's Debt to the Banks (if it be not already due and payable), whereupon all of Borrower's Debt to the Banks shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

     SECTION 11.02.  AUTOMATIC DEFAULTS.  If any Event of Default referred to in
Section 10.07(e), 10.07(f) or 10.07(g) hereof shall occur,

     (a) all of the Commitments and the credits hereby established shall automatically and forthwith terminate, if not theretofore terminated, and no Bank thereafter shall be under any obligation to grant any further Loan or Loans and/or issue further letters of credit hereunder, and

     (b) the principal of and interest on all Notes then outstanding, and all of Borrower's Debt to the Banks shall thereupon become and thereafter be immediately due and payable in full (if it be not already due and payable), all without any presentment, demand or notice of any kind, all of which are hereby waived by Borrower.

     SECTION 11.03. REMEDIES RELATING TO LETTERS OF CREDIT. In the event the Commitments are terminated and/or the Debt is accelerated pursuant to Sections
11.01 or 11.02 above, Borrower shall immediately deposit with the Agent an amount of cash equal to the then aggregate amount of the stated amounts of all letters of credit outstanding hereunder as security for reimbursement of any drawings made on any such letters of credit and as collateral for repayment of the Debt or any part thereof.

     SECTION 11.04. OFFSETS. If there shall occur or exist any Possible Default under Section 10.07 hereof or if the maturity of the Notes is accelerated pursuant to Sections 11.01 or 11.02 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to Section
12.12 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of the Borrower, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived by the Borrower.

     SECTION 11.05. REMEDIES WITH RESPECT TO GUARANTY DEFAULT. In the event of a violation of Section 9.14(a) of the Amended Guaranty, the Borrower will have thirty (30) days from the due date of the most recent financial statement and covenant compliance certificate delivered in accordance with Section 7.05 to correct such violation. If the Borrower is unwilling or unable to cure such violation within such thirty (30) day period, the Revolving Loan Commitments will be terminated and the then outstanding amount of the Revolving Loans will be converted to Term Loans as provided in Section 2.02(a), subject to the provisions contained in Sections 2.02(b), 2.03 and 2.05. Interest shall be paid in accordance with Section 2.03, provided, that the Indicated Spread for such Term Loans subject to the LIBOR Rate Option shall be two hundred fifty (250) basis points and to the Prime Rate Option shall be seventy-five (75) basis points.

     SECTION 11.06. APPLICATION OF PAYMENTS. Notwithstanding any other provision of this Amended Credit Agreement, upon the occurrence and during the continuance of an Event of Default, the Borrower waives any right it may have to direct the application of any and all payments received by the Agent or the Banks on account of the Debt and the Borrower agrees that the Agent and each Bank shall have the right, in its sole and absolute discretion, to apply and re-apply any and all such payments in such manner as the Agent or such Bank may deem advisable, subject to the Pro rata sharing of any such payments among the Banks.

                                   ARTICLE XII

                                   THE AGENT

     SECTION 12.01. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably designates and appoints KeyBank National Association as Agent of such Bank to act as specified in this Amended Credit Agreement and each such Bank hereby irrevocably authorizes KeyBank National Association to take such action as Agent on its behalf and to exercise such powers and perform such duties hereunder as are expressly delegated to the Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Article XII. Notwithstanding any provision to the contrary elsewhere in this Amended Credit Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth in this Amended Credit Agreement, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be created by or arise under this Amended Credit Agreement or otherwise exist against the Agent. Subject to the provisions of Sections
12.03 and 12.11, the Agent shall administer the Loans in the same manner as it administers its own loans. The provisions of this Article XII are solely for the benefit of the Agent and the Banks, and neither the Borrower, the Parent nor any of their respective Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Amended Credit Agreement, the Agent shall act solely as agent of the Banks and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower, the Parent or their respective Subsidiaries.

     SECTION 12.02. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Amended Credit Agreement, the Notes or any Related Writing by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by
Section 12.03.

     SECTION 12.03. EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by such Person under or in connection with this Amended Credit Agreement, the Notes or the other Related Writings (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower, the Parent, or any of their respective Subsidiaries or any of their responsible officers contained in this Amended Credit Agreement or any Related Writing, or for any failure of the Borrower, the Parent or any of their respective Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. Each Bank by its signature to this Amended Credit Agreement acknowledges and agrees that the Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition or any other condition of Borrower, the Parent or any Subsidiary, or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of Borrower, the Parent and any Subsidiary in connection with the extension of credit hereunder, and agrees that the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans or at any time or times thereafter.

     SECTION 12.04. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Amended Credit Agreement or the Notes unless it shall first receive such advice or concurrence of the Required Banks or the Super Majority Banks, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Amended Credit Agreement, the Notes or the other Related Writings in accordance with a request of the Required Banks or the Super Majority Banks, as applicable, and such request and any action or failure to act pursuant thereto shall be binding upon all the Banks.

     SECTION 12.05. RESIGNATION OR REMOVAL OF THE AGENT; SUCCESSOR AGENT. The Agent may resign upon 20 days' notice to the Banks or the Agent may be removed by a unanimous vote of the Required Banks (excluding the Agent). Upon the resignation or removal of the Agent, the Required Banks shall appoint from among the Banks a successor Agent for the Banks subject to prior approval of the Borrower so long as no Possible Default or Event of Default then exists (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning or removed Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of the former Agent or any of the parties to this Amended Credit Agreement. After the resignation or removal of the Agent hereunder, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Amended Credit Agreement. In the event no successor agent has been appointed by the end of such 20 day period in the case of a resignation or upon the removal of the Agent by the Required Banks (excluding the Agent), the resignation or removal of the Agent shall become effective and the Required Banks shall perform the duties of the Agent until a successor agent is appointed.

     SECTION 12.06. NOTE HOLDERS. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     SECTION 12.07. CONSULTATION WITH COUNSEL. (a) The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

     (b) Should the Agent (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to this Amended Credit Agreement, the Notes or any of the Related Writings, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under this Amended Credit Agreement, the Notes or any Related Writing, each Bank, upon demand therefor from time to time, shall contribute its share (based on its Pro rata share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers, court costs and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower; provided that the Agent shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between the Agent and the other Banks unless the Agent shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by the Banks in accordance with their respective Pro rata shares and, provided further, that the Agent shall only be entitled to such reimbursement from those Banks that were involved in the dispute with the Agent.

     SECTION 12.08. DOCUMENTS. The Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of this Amended Credit Agreement, the Notes or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

     SECTION 12.09. AGENT AND AFFILIATES. With respect to the Loans made hereunder, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower.

     SECTION 12.10. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that the Agent shall not be deemed to have knowledge or notice of the occurrence of any Possible Default or Event of Default hereunder (other than the failure to make available to the Agent any principal of or interest on the Loans for the account of the Banks as required under this Amended Credit Agreement and the Notes), unless the Agent has actually received written notice from a Bank or the Borrower describing such Possible Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Possible Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     SECTION 12.11. INDEMNIFICATION. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower), Pro rata according to the respective principal amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in its capacity as agent in any way relating to or arising out of this Amended Credit Agreement, the Notes or any Related Writing, or the transactions contemplated hereby or thereby, or any action taken or omitted to be taken by the Agent under or in connection with the foregoing, provided, that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence, willful misconduct or from any action taken or omitted by the Agent in any capacity other than as agent under this Amended Credit Agreement. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 12.11 shall survive the termination of this Amended Credit Agreement.

     SECTION 12.12. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it at any time shall obtain any Advantage over the other Banks or any thereof in respect of Borrower's Debt to the Banks including without limitation in respect of the letters of credit described in Schedule 3.06 hereof (except under Sections 4.06, 4.07, 4.08, 4.09, 4.10 and/or 4.11, hereof), it will purchase from the other Banks, for cash and at par, such additional participation in Borrower's Debt to the Banks as shall be necessary to nullify the Advantage. If any said Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment from or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all indebtedness owing by Borrower to that Bank pursuant to this Amended Credit Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section 12.12) until Borrower's Debt has been paid in full. Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were a direct creditor of Borrower in the amount of such participation.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     SECTION 13.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder and no omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges that the Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

     SECTION 13.02. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of this Amended Credit Agreement or of the Notes, nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks, the Super Majority Banks or all of the Banks as appropriate under this Section 13.02, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Unanimous consent of the Banks, or, if there is any borrowing hereunder, the holders of one hundred percent (100%) (by amount) of the Notes, shall be required with respect to (i) any increase in any Commitment, the extension of maturity of the Notes or the payment date of interest thereunder, (ii) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note or any change in the manner of Pro rata application of any payments made by Borrower to the Banks hereunder, or any change in amortization schedules, or in the manner of calculating fees or prepayment penalties, (iii) any change in any percentage voting requirements in this Amended Credit Agreement, or (iv) the release of the Amended Guaranty or any other guarantee in favor of the Banks, or (v) any amendment to the definitions of Required Banks, Super Majority Banks or Reference Banks set forth herein or to this Section 13.02, or (vi) any material amendment to any representation, warranty, covenant, Possible Default, Event of Default or remedy provided for hereunder. The consent of the holders of eighty percent (80%)(by amount) of the Notes (the "Super Majority Banks") shall be required for any amendments, modifications or other changes to Section 8.13. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

     SECTION 13.03. NOTICES. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile, transmission or cable communication) and mailed, telexed, telegraphed, facsimile transmitted, cabled or delivered, if to Borrower, addressed to it at the address specified on the signature pages of this Amended Credit Agreement, if to a Bank, addressed to the address of such Bank specified on the signature pages of this Amended Credit Agreement and if to the Agents, addressed to them at the address of the Agent or the Syndication Agent, as applicable, specified on the signature pages of this Amended Credit Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail or delivered to a telegraph company, addressed as aforesaid, except that notices from Borrower to the Agent or the Banks pursuant to any of the provisions hereof shall not be effective until received by the Agent or the Banks.

     SECTION 13.04. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of the Banks and the Agents, any expenses incurred in connection with the preparation of this Amended Credit Agreement, the Notes and any Related Writings, including, without limitation (i) administration and out-of-pocket expenses of the Agent in connection with the administration of this Amended Credit Agreement, the Notes, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (ii) extraordinary expenses of the Agents or the Banks in connection with the administration of this Amended Credit Agreement, the Notes and the other instruments and documents to be delivered hereunder, (iii) the reasonable fees and out-of-pocket expenses of Thompson Hine & Flory LLP, counsel to the Agent, in connection with the negotiation, preparation, execution and delivery of this Amended Credit Agreement and related matters, and (iv) all costs and expenses, including reasonable attorneys' fees and out-of-pocket expenses, in connection with the restructuring or enforcement of this Amended Credit Agreement, the Notes or any Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Amended Credit Agreement or the Notes, and the other instruments and documents to be delivered hereunder, and agrees to save the Agents and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     SECTION 13.05. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrower made in or pursuant to this Amended Credit Agreement or in any certificate or other Related Writing in connection herewith shall survive the closing hereof or the making of the Loans or other transactions in connection with which given.

     SECTION 13.06. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Amended Credit Agreement and no action taken by the Agents or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Amended Credit Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Banks with respect to this Amended Credit Agreement, any Note and any Related Writing is and shall be solely that of debtor and creditor, respectively, and no Bank has any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

     SECTION 13.07. EXECUTION IN COUNTERPARTS. This Amended Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     SECTION 13.08. BINDING EFFECT; ASSIGNMENT. (a) This Amended Credit Agreement shall become effective when it shall have been executed by Borrower, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrower and each of the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks, which consent may be withheld in their sole discretion. Each Bank may at any time grant participations in any of its rights hereunder or under its Note or Notes to another commercial bank, financial institution, mutual fund or any institutional "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended), provided, that in the case of any such participation, the participant shall not have any rights under this Amended Credit Agreement, the Notes or any Related Writing (the participant's rights against such Bank in respect of any such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by such Bank hereunder shall be determined as if such Bank had not sold such participation; and provided further, that no Bank shall transfer, assign or grant any participation under this Amended Credit Agreement under which the participant shall have rights to approve any amendment to or waiver of this Amended Credit Agreement or any Related Writing.

     (b) Notwithstanding the foregoing, (i) any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to an affiliate of such Bank and (ii) with the consent of the Agent and the Borrower so long as no Possible Default or Event of Default then exists (which consents shall not be unreasonably withheld or delayed), any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to one or more commercial banks, financial institutions (including one or more Banks), mutual funds or institutional "accredited investors" (as defined in Regulation D of the Securities Act of 1933, as amended), provided, that (A) any assignment of a Bank's Revolving Loans shall include a ratable part of such Bank's Revolving Loan Commitment, and (B) the consent of the Agent (which consent shall not be unreasonably withheld or delayed) shall be required for any assignment of a Revolving Loan Commitment to the extent any letters of credit are outstanding. No assignment pursuant to subsection (ii) of the immediately preceding sentence shall be in an aggregate amount less than Ten Million Dollars ($10,000,000). If any Bank so sells all or a part of its rights hereunder or under any Note, any reference in this Amended Credit Agreement or such Note to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to Section 13.08(b)(ii) shall be effected by the assigning Bank and the assignee Bank executing a Bank Assignment and Assumption Agreement substantially in the form of Exhibit E (appropriately completed). At the time of any such assignment pursuant to Section 13.08(b)(ii), (X) Exhibit A shall be deemed to be amended to reflect the Commitments of the respective assignee (which shall result in a corresponding reduction of the Commitment of the assigning Bank) and of the other Banks (Y) if any such assignment occurs after the Closing Date, the Borrower will issue new Notes to the respective assignee and to the assigning Bank (upon delivery of the existing Note or Notes of such assigning Bank) in conformity with the requirements of this Amended Credit Agreement and (Z) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a nonrefundable assignment fee of $3,000.

     (c) Notwithstanding any other provisions of this Section 13.08, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration Statement with the Securities and Exchange Commission or to qualify the loans under the "Blue Sky" laws of any State.

     SECTION 13.09. GOVERNING LAW. This Amended Credit Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the principles of conflict of laws and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law.

     SECTION 13.10. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Amended Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several headings to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Amended Credit Agreement.

     SECTION 13.11. PURPOSE. Each of the Banks represents and warrants to Borrower that it is entering into this Amended Credit Agreement with the present intention of acquiring any Note issued pursuant hereto solely in connection with such Bank's commercial lending activities and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

     SECTION 13.12. CONSENT TO JURISDICTION. The Borrower agrees that any action or proceeding to enforce or arising out of this Amended Credit Agreement may be commenced in the Court of Common Pleas for Cuyahoga County, Ohio or in the District Court of the United States for the Northern District of Ohio, and the Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction over the Borrower if served to the Borrower at the address listed opposite the signature of the Borrower at the end of this Amended Credit Agreement or as otherwise provided by the laws of the State of Ohio or the United States.

     SECTION 13.13. ENTIRE AGREEMENT. This Amended Credit Agreement, the Notes, the Related Writings and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the date hereof integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

     SECTION 13.14. JURY TRIAL WAIVER. BORROWER AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDED CREDIT AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER AND THE BANKS, OR ANY THEREOF.

     SECTION 13.15. SURVIVAL. All indemnities set forth herein shall survive the execution and delivery of this Amended Credit Agreement and the making and repayment of the Loans and the satisfaction of all other obligations under this Amended Credit Agreement.

     SECTION 13.16. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Possible Default or an Event of Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute a Possible Default or an Event of Default if such action is taken or condition exists.

     IN WITNESS WHEREOF, the parties hereto have caused this Amended Credit Agreement to be executed and delivered as of the date set forth above, each by an officer thereunto duly authorized.

Address:                                       FOREST CITY RENTAL PROPERTIES
1100 Terminal Tower                            CORPORATION
Cleveland, Ohio  44113
                                               By: /s/ THOMAS G. SMITH
                                                   Vice President and Assistant
                                                   Secretary

Address:                                       KEYBANK NATIONAL ASSOCIATION
127 Public Square                              individually and as Agent
Cleveland, Ohio  44114
                                               By:  /S/ Scott A. Childs
                                               Title:  Assistant Vice President


Address:                                       NATIONAL CITY BANK
1900 East Ninth Street                         individually and as Syndication
Cleveland, Ohio  44114                         Agent

                                               By: /S/ Anthony J. Dimare
                                                   Title:  Senior Vice President


Address:                                       THE HUNTINGTON NATIONAL BANK
917 Euclid Avenue
Cleveland, Ohio  44114                         By: /S/ M. W. Stachure
                                                   Title:  Vice President


Address:                                       COMERICA BANK
211 West Fort Street
Detroit, MI  4275-1195                         By: /S/ David J. Campbell
                                                   Title:  Vice President


Address:                                       FIRST MERIT BANK
123 West Prospect Avenue
Cleveland, OH  44115                           By: /S/ Robert W. Carpenter
                                                   Title: Executive Vice
                                                          President


Address:                                       FIRSTAR BANK NATIONAL ASSOCIATION
1350 Euclid Avenue
Suite 211                                      By: /S/ Carlos Molina
Cleveland, OH  44115                               Title:  Senior Vice President


Address:                                       CREDIT LYONNAIS
1301 Avenue of the Americas
New York, NY  10019                            By: /S/ Gregory E. Allen
                                                   Title:  Vice President

Address:                                       MANUFACTURERS AND TRADERS
One Fountain Plaza                             TRUST COMPANY
Buffalo, NY  14203-1495
                                               By: /S/ C. Gregory Vogelsang
                                                   Title: Assistant Vice
                                                          President


Address:                                       U.S. BANK NATIONAL ASSOCIATION
111 East Wacker Drive
Suite 3000                                     By: /S/ Thomas Schroeder
Chicago, Illinois 60601                            Title:  Vice President

                                   EXHIBIT A
                                   ---------

         Bank                                 Maximum Amount
         ----                                 --------------
KeyBank National Association                  $37,777,777.78
National City Bank                            $37,777,777.78
The Huntington National Bank                  $30,694,444.44
First Merit Bank                              $21,250,000.00
Comerica Bank                                 $17,000,000.00
Credit Lyonnais                               $17,000,000.00
Firstar Bank National Association             $17,000,000.00
Manufacturers and Traders Trust
  Company                                     $17,000,000.00
U.S. Bank National Association                $17,000,000.00

         TOTAL                               $212,500,000.00